                                                                     Exhibit 2.5


                  AMENDED AND RESTATED AGREEMENT AND PLAN OF

                                REORGANIZATION

                                  BY AND AMONG

                              VIALOG CORPORATION

                          KST ACQUISITION CORPORATION

                                      AND

                     KENDALL SQUARE TELECONFERENCING, INC.

                                      AND

                       COURTNEY SNYDER, PAUL BALLANTINE,

                        JOHN HASSETT AND DWIGHT GRADER

                         Dated as of February 28, 1997

TABLE OF CONTENTS

ARTICLE 1 THE MERGER..................................................................................2

     SECTION 1.1    The Merger........................................................................2
     SECTION 1.2    Action by Stockholders............................................................2
     SECTION 1.3    Closing...........................................................................3
     SECTION 1.4    Effective Time....................................................................3
     SECTION 1.5    Effect of the Merger..............................................................4
     SECTION 1.6    Certificate of Incorporation......................................................4
     SECTION 1.7    By-laws...........................................................................4
     SECTION 1.8    Directors and Officers............................................................4

ARTICLE 2 CONVERSION OF SECURITIES AND EXCHANGE OF CERTIFICATES.......................................4

     SECTION 2.1    Conversion of Securities..........................................................4
     SECTION 2.2    Exchange of Certificates; Exchange Agent and
                    Exchange Procedures...............................................................6
     SECTION 2.3    Stock Transfer Books..............................................................8
     SECTION 2.4    Option Securities and Convertible Securities;
                    Payment Rights....................................................................8

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................................8

     SECTION 3.1    Organization and Business; Power and Authority;
                    Effect of Transaction.............................................................8
     SECTION 3.2    Financial and Other Information..................................................10
     SECTION 3.3    Changes in Condition.............................................................12
     SECTION 3.4    Liabilities......................................................................12
     SECTION 3.5    Title to Properties; Leases......................................................12
     SECTION 3.6    Compliance with Private Authorizations...........................................14
     SECTION 3.7    Compliance with Governmental Authorizations and Applicable Law...................14
     SECTION 3.8    Intangible Assets................................................................15
     SECTION 3.9    Related Transactions.............................................................16
     SECTION 3.10   Insurance........................................................................16
     SECTION 3.11   Tax Matters......................................................................16
     SECTION 3.12   Employee Retirement Income Security Act of 1974..................................18
     SECTION 3.13   Absence of Sensitive Payments....................................................20
     SECTION 3.14   Inapplicability of Specified Statutes............................................20
     SECTION 3.15   Authorized and Outstanding Capital Stock.........................................21
     SECTION 3.16   Employment Arrangements..........................................................21
     SECTION 3.17   Material Agreements..............................................................22
     SECTION 3.18   Ordinary Course of Business......................................................23
     SECTION 3.19   Bank Accounts, Etc...............................................................25

     SECTION 3.20   Adverse Restrictions.............................................................25
     SECTION 3.21   Broker or Finder.................................................................25
     SECTION 3.22   Personal Injury or Property Damage; Warranty Claims; Etc.........................25
     SECTION 3.23   Environmental Matters............................................................25
     SECTION 3.24   Materiality......................................................................28
     SECTION 3.25   Solvency.........................................................................28
     SECTION 3.26   VIALOG Stock.....................................................................28
     SECTION 3.27   Compliance with Regulations Relating to Securities Credit........................28
     SECTION 3.28   Certain State Statutes Inapplicable..............................................28
     SECTION 3.29   Continuing Representations and Warranties........................................28
     SECTION 3.30   Registration Statement...........................................................28
     SECTION 3.31   Predecessor Status, etc..........................................................29

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE
         PRINCIPAL STOCKHOLDER.......................................................................29

     SECTION 4.1    Organization.....................................................................29
     SECTION 4.2    Power and Authority..............................................................29
     SECTION 4.3    Enforceability...................................................................29
     SECTION 4.4    Title to Shares..................................................................30
     SECTION 4.5    No Conflict; Required Filings and Consents.......................................30

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF VIALOG AND
         VIALOG MERGER SUBSIDIARY....................................................................30

     SECTION 5.1    Organization and Qualification...................................................30
     SECTION 5.2    Power and Authority..............................................................31
     SECTION 5.3    No Conflict; Required Filings and Consents.......................................31
     SECTION 5.4    Financing........................................................................32
     SECTION 5.5    Broker or Finder.................................................................32
     SECTION 5.6    Prior Activities of VIALOG and VIALOG Merger Subsidiary..........................32
     SECTION 5.7    Capitalization of VIALOG and VIALOG Merger Subsidiary............................32
     SECTION 5.8    Registration Statement...........................................................32
     SECTION 5.9    Solvency.........................................................................33
     SECTION 5.10   Firm Commitment..................................................................33
     SECTION 5.11   Participating Agreements of Other Participating Companies........................33
     SECTION 5.12   Continuing Representations and Warranties........................................33

ARTICLE 6 ADDITIONAL COVENANTS.......................................................................34

     SECTION 6.1    Access to Information; Confidentiality...........................................34
     SECTION 6.2    Agreement to Cooperate...........................................................35
     SECTION 6.3    Assignment of Contracts and Rights...............................................36
     SECTION 6.4    Compliance with the Securities Act...............................................36
     SECTION 6.5    Conduct of Business..............................................................37

     SECTION 6.6    No Solicitation..................................................................38
     SECTION 6.7    Directors' and Officers' Indemnification and Insurance...........................38
     SECTION 6.8    Notification of Certain Matters..................................................39
     SECTION 6.9    Public Announcements.............................................................39
     SECTION 6.10   Conveyance Taxes.................................................................40
     SECTION 6.11   Obligations of VIALOG............................................................40
     SECTION 6.12   Employee Benefits; Severance Policy..............................................40
     SECTION 6.13   Certain Actions Concerning Business Combinations.................................40
     SECTION 6.14   Termination of Option Securities and Convertible Securities......................41
     SECTION 6.15   Tax Returns......................................................................41
     SECTION 6.16   Employment and Noncompetition....................................................41
     SECTION 6.17   Distributions, Liabilities, Etc..................................................42
     SECTION 6.18   Release from Personal Guarantees.................................................42
     SECTION 6.19   No Significant Changes...........................................................42
     SECTION 6.20   Registration Statement...........................................................43
     SECTION 6.21   Tax Status.......................................................................43
     SECTION 6.22   Self Dealing.....................................................................43

ARTICLE 7 CLOSING CONDITIONS.........................................................................43

     SECTION 7.1    Conditions to Obligations of Each Party to Effect the Merger.....................43
     SECTION 7.2    Conditions to Obligations of VIALOG and VIALOG Merger
                    Subsidiary.......................................................................45
     SECTION 7.3    Conditions to Obligations of the Company.........................................50

ARTICLE 8 TERMINATION, AMENDMENT AND WAIVER..........................................................53

     SECTION 8.1    Termination......................................................................53
     SECTION 8.2    Effect of Termination............................................................55
     SECTION 8.3    Amendment........................................................................56
     SECTION 8.4    Waiver...........................................................................56
     SECTION 8.5    Fees, Expenses and Other Payments................................................56
     SECTION 8.6    Effect of Investigation..........................................................56

ARTICLE 9 FEDERAL SECURITIES ACT AND OTHER RESTRICTIONS
         ON VIALOG STOCK.............................................................................57

     SECTION 9.1    Shares not Registered............................................................57
     SECTION 9.2    Economic Risk; Sophistication....................................................57
     SECTION 9.3    Restrictions on Resale; Legends..................................................57

ARTICLE 10 INDEMNIFICATION...........................................................................58

     SECTION 10.1   Indemnification..................................................................58
     SECTION 10.2   Procedures Concerning Claims by Third Parties;

                    Payment of Damages; etc..........................................................60

ARTICLE 11 GENERAL PROVISIONS........................................................................61

     SECTION 11.1   Effectiveness of Representations; etc............................................61
     SECTION 11.2   Notices..........................................................................62
     SECTION 11.3   Headings.........................................................................63
     SECTION 11.4   Severability.....................................................................63
     SECTION 11.5   Entire Agreement.................................................................63
     SECTION 11.6   Assignment.......................................................................63
     SECTION 11.7   Parties in Interest..............................................................63
     SECTION 11.8   Governing Law....................................................................63
     SECTION 11.9   Enforcement of the Agreement.....................................................63
     SECTION 11.10  Counterparts.....................................................................64
     SECTION 11.11  Disclosure Supplements...........................................................64

ARTICLE 12 DEFINITIONS...............................................................................64

           AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION


         AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION dated as of February 28, 1997 among VIALOG CORPORATION, a Massachusetts corporation ("VIALOG") KST Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of VIALOG ("VIALOG Merger Subsidiary"), KENDALL SQUARE
TELECONFERENCING, INC. a Massachusetts corporation (the "Company"), and COURTNEY SNYDER, PAUL BALLANTINE, JOHN HASSETT and DWIGHT GRADER (the "Principal Stockholder").


                                   PREAMBLE


         1. The Company and VIALOG Merger Subsidiary have agreed to carry out a business combination transaction upon the terms and subject to the conditions of this Agreement and in accordance with the Massachusetts Business Corporation Act (the "BCA") and the General Corporation Law of the State of Delaware (the "DBCL"), pursuant to which the VIALOG Merger Subsidiary will merge with and into the Company (the "Merger") and the Stockholders and other Persons holding equity interests in the Company will convert their holdings into cash and shares of common stock, $.01 par value per share of VIALOG ("VIALOG Stock"), determined in accordance with Section 2.1(a).

         2. Each of the Other Participating Companies will enter into an agreement and plan of reorganization or stock or asset purchase agreement with VIALOG and a wholly-owned Subsidiary of VIALOG (each a "Participating Agreement") whereby, contemporaneously with the Merger, each Other Participating Company and a Subsidiary of VIALOG will carry out a business combination transaction pursuant to which each such Subsidiary will merge with and into one of the Other Participating Companies or VIALOG or such Subsidiary shall purchase stock or assets of such Other Participating Companies and stockholders of and other Persons holding equity interests in the Other Participating Companies will convert their holdings into cash and shares of VIALOG Stock determined in accordance with provisions substantially similar to those in Section 2.1(a).

         3. Pursuant to the Underwriting Agreement, VIALOG will issue and sell VIALOG Stock in a firm commitment public offering registered on Form S-1 in accordance with the requirements of the Securities Act (the "Public Offering").

         4. The Board of Directors of the Company has unanimously determined that the Merger is fair to, and in the best interests of, the Company and the Stockholders and has approved and adopted this Agreement and the Merger as a convenient means to accomplish a transaction pursuant to Section 351 of the Internal Revenue Code of 1986, as amended (the "Code") and a convenient means to cause all of the Stockholders to transfer their capital stock of the Company to VIALOG, has approved this Agreement, the Merger and the Transactions and has recommended approval and adoption of this Agreement, the Merger and the Transactions by the Stockholders.

     5. The Board of Directors of VIALOG has approved and adopted this Agreement and has approved the Merger and the Transactions as the sole stockholder of VIALOG Merger Subsidiary.


                                    AGREEMENT


     In consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:


                                    ARTICLE
                                       1
                                  THE MERGER


     1.1  The Merger.
          ----------

          (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the BCA and the DBCL at the Effective Time the VIALOG Merger Subsidiary will be merged with and into the Company. As a result of the Merger, the separate existence of the VIALOG Merger Subsidiary will cease and the Company will continue as the surviving corporation of the Merger (the "Surviving Corporation").

          (b) The Company represents that, at a meeting duly called and held at which a quorum was present and acting throughout, its Board of Directors has unanimously (i) determined that this Agreement, the Merger and the Transactions are fair to and in the best interest of Stockholders, (ii) approved this Agreement, the Merger and the Transactions, which approval satisfies in full the requirements of the BCA and Massachusetts law, and (iii) resolved to recommend approval and adoption by the Stockholders of this Agreement, the Merger and the Transactions to the extent required and in a manner permitted by Applicable Law.

     1.2  Action by Stockholders.
          ----------------------

          (a) The Company, acting through its Board of Directors, will, in accordance with Applicable Law and its Organizational Documents: (i) as soon as practicable, duly call, give notice of, convene and hold a special meeting of, or to the extent permitted by Applicable Law submit for approval and adoption by written consent by, the Stockholders for the purpose of adopting and approving this Agreement, the Merger and the Transactions (the "Special Meeting"); (ii) include in any proxy statement the conclusion and recommendation of the Board of Directors to the effect that the Board of Directors, having determined that this Agreement, the

Merger and the Transactions are in the best interests of the Company and the Stockholders, has approved this Agreement, the Merger and the Transactions and recommends that the Stockholders vote in favor of the approval and adoption of this Agreement, the Merger and the Transactions; and (iii) use its reasonable best efforts to obtain the necessary approval and adoption of this Agreement, the Merger and the Transactions by the Stockholders.

          (b) VIALOG Merger Subsidiary, as soon as practicable, will submit to VIALOG this Agreement, the Merger and the Transactions for approval and adoption by written consent as the sole stockholder of VIALOG Merger Subsidiary, and VIALOG will take all additional actions as such sole stockholder necessary to adopt and approve this Agreement, the Merger and the Transactions.

          (c) The approvals required by Sections 1.2(a) and (b) will occur prior to the initial filing of the Registration Statement, which is expected to occur on or before February 28, 1997.

     1.3  Closing. Unless this Agreement is terminated pursuant to Section 8.1
          -------
and the Merger and the Transactions have been abandoned, and subject to the satisfaction or, if possible, waiver of conditions set forth in Article 7 other than Section 7.1(d), the closing of the Merger (the "Merger Closing") will take place, one day prior to the Effective Date, at the offices of Mirick, O'Connell, DeMallie & Lougee, LLP, unless another date, time or place is agreed to in writing by the Parties to this Agreement and each Participating Agreement. Counsel for the Parties to this Agreement and each Participating Agreement will hold a pre-closing two days prior to the Effective Date, at the offices of Mirick, O'Connell, DeMallie & Lougee, LLP, for the purpose of finalizing all documents to be signed at the Merger Closing. All certificates, legal opinions and other instruments required to be delivered in order to satisfy the conditions to the obligations of the Parties to effect the Merger set forth in
Article 7 below shall be delivered at the Merger Closing, and each such certificate, legal opinion or other instrument shall, except to the extent otherwise provided in Article 7, be dated as of the anticipated Public Offering Closing Date, which is expected to occur five business days following the date of Merger Closing. All such certificates, legal opinions and other instruments shall be held in escrow by Mirick, O'Connell, DeMallie & Lougee, LLP between the Merger Closing and the Effective Time and shall be released from escrow concurrently with the Effective Time on the Public Offering Closing Date. In the event that the Effective Time and Public Offering Closing Date occur on a date other than the fifth business day following the Merger Closing, all such certificates, legal opinions and instruments shall be re-dated as of the Public Offering Closing Date. The Company, the Principal Stockholder, VIALOG and VIALOG Merger Subsidiary shall use their respective best efforts to cause each of the conditions set forth in Article 7 reasonably capable of being satisfied prior to the Merger Closing, including, without limitation, the conditions set forth in Sections 7.1(a), (c), (e), (f), (g) and (h), to be satisfied prior to the Merger Closing.

     1.4  Effective Time. On the Public Offering Closing Date, the Parties will
          --------------
cause the Merger to be consummated by filing articles or certificates of merger, as the case may be, with the Secretary of State of Massachusetts and with the Secretary of State of Delaware, and by making any related filings required under the BCA and the DBCL. The Merger will become effective at such time (but not prior to the Public Offering Closing Date) as such articles or certificates, as the case may be, are duly filed with the Secretary of State of Massachusetts and the Secretary of State of Delaware, respectively (the "Effective Time)".

     1.5  Effect of the Merger. From and after the Effective Time, the Surviving
          --------------------
Corporation will possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and VIALOG Merger Subsidiary, and the Merger will otherwise have the effects, all as provided under the BCA and the DBCL.

     1.6  Certificate of Incorporation. From and after the Effective Time, the
          ----------------------------
Certificate of Incorporation of the Surviving Corporation will be substantially in the form attached as Exhibit 1.6 until amended in accordance with Applicable
                        -----------
Law, and the name of the Surviving Corporation will be the name of the Company or such other name as VIALOG may elect.

     1.7  By-laws. From and after the Effective Time, the by-laws of the
          -------
Surviving Corporation will be in the form attached as Exhibit 1.7, until amended
                                                      -----------
in accordance with Applicable Law.

     1.8  Directors and Officers. From and after the Effective Time, until
          ----------------------
successors are duly elected or appointed and qualified (or their earlier resignation or removal) in accordance with Applicable Law (a) the directors of VIALOG Merger Subsidiary at the Effective Time will be the directors of the Surviving Corporation and (b) the officers of the Company at the Effective Time will be the officers of the Surviving Corporation.


                                    ARTICLE
                                       2
             CONVERSION OF SECURITIES AND EXCHANGE OF CERTIFICATES


     2.1  Conversion of Securities. At the Effective Time, by virtue of the
          ------------------------
Merger and without any action on the part of VIALOG Merger Subsidiary, the Company or the holders of any of the following securities:

          (a) Each share of common stock, no par value of the Company (the "Company Stock") issued and outstanding or issuable upon the election to exercise or convert outstanding Option Securities and Convertible Securities immediately prior to the Effective Time (other than any shares of Company Stock to be canceled pursuant to Section 2.1(b)) will be converted into the right to receive shares of VIALOG Stock (the "Stock Merger Consideration") and cash (the "Cash Merger Consideration") (together with the Stock Merger Consideration, the "Merger Consideration") pursuant to the following formula:

Aggregate Merger Consideration              =        $4,000,000

Aggregate Stock Merger Consideration        =        173,913 shares

Aggregate Cash Merger Consideration         =        $2,000,001


Merger Consideration                        =        Aggregate Merger Consideration
                                                     ------------------------------
                                                              Aggregate Equity

Stock Merger Consideration.                 =        Aggregate Stock Merger Consideration
                                                     ------------------------------------
                                                              Aggregate Equity

Cash Merger Consideration..                 =        Aggregate Cash Merger Consideration
                                                     -----------------------------------
                                                              Aggregate Equity

At the Effective Time, all issued and outstanding shares of Company Stock (the "Shares") will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and certificates previously evidencing any such Shares (each a "Certificate") will thereafter represent the right to receive, upon the surrender of such Certificate in accordance with the provisions of
Section 2.2, the number of Shares represented by such Certificate multiplied by
(i) the Stock Merger Consideration plus (ii) the Cash Merger Consideration. A holder of more than one Certificate will have the right to receive the Stock Merger Consideration and the Cash Merger Consideration multiplied by the number of Shares represented by all such Certificates (the "Exchange Merger Consideration"). The holders of all Certificates may allocate the Stock Merger Consideration and Cash Merger Consideration disproportionately among all such holders; provided, however, that (i) a Schedule 2.1 setting forth the allocation of Stock Merger Consideration and Cash Merger Consideration among the holders of all Certificates is completed and consented to in writing by all such holders contemporaneously with the execution and delivery of this Agreement, all in such form as required by VIALOG; (ii) for each Share, the total of (A) the allocated Stock Merger Consideration multiplied by the Offering Price, plus (B) the allocated Cash Merger Consideration, must equal the Merger Consideration, (iii) the total allocation of the Stock Merger Consideration must equal the Aggregate Stock Merger Consideration, and (iv) the total allocation of the Cash Merger Consideration must equal the Aggregate Cash Merger Consideration. Any such election to allocate the Stock Merger Consideration and Cash Merger Consideration disproportionately may not thereafter be withdrawn or amended. The holders of Certificates previously evidencing Shares outstanding immediately prior to the Effective Time will cease to have any rights with respect to such Shares except as otherwise provided in this Agreement or by Applicable Law.

          (b) Each Share held in the treasury of the Company or by any direct or indirect wholly-owned Subsidiary of the Company immediately prior to the Effective Time will automatically be canceled and extinguished without conversion, and no payment will be made with respect to such Share.

          (c) Each share of common stock of VIALOG Merger Subsidiary outstanding immediately prior to the Effective Time will be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and will constitute the only outstanding shares of capital stock of the Surviving Corporation.

            (d) In lieu of issuing fractional shares, VIALOG may convert a holder's right to receive shares of VIALOG Stock pursuant to Section 2.1(a) into a right to receive the highest whole number of shares of VIALOG Stock constituting the non-cash portion of the Exchange Merger Consideration plus cash equal to the fraction of a share of VIALOG Stock to which the holder would otherwise be entitled multiplied by the Offering Price, and the Exchange Merger Consideration to which a holder is entitled will be deemed to be such number of shares of VIALOG Stock plus such cash plus the cash portion of the Exchange Merger Consideration.

      2.2   Exchange of Certificates; Exchange Agent and Exchange Procedures.
            ----------------------------------------------------------------

            (a) Prior to the Merger Closing, VIALOG will deposit or cause to be deposited with a bank, trust company or other Entity designated by VIALOG (the "Exchange Agent"), for the benefit of the holders of Shares for exchange in accordance with this Article, through the Exchange Agent, the stock portion of the Merger Consideration multiplied by the number of all Shares issued and outstanding immediately prior to the Effective Time (other than Shares to be canceled pursuant to Section 2.1(b)) (said number of Shares less Shares to be canceled to be referred to as the "Net Shares"), and within one (1) business day of the Public Offering Closing Date, a check or checks representing next day funds from the Underwriter in (or, pursuant to instructions reasonably satisfactory to the Exchange Agent, wire transfer of) an amount equal to the Cash Merger Consideration multiplied by the number of Net Shares plus cash in an amount sufficient to make payment for fractional shares, in exchange for all of the outstanding Shares (collectively the "Exchange Fund"). The Exchange Agent will, pursuant to irrevocable instructions from VIALOG, deliver the Exchange Merger Consideration to be issued pursuant to Section 2.1(a) out of the Exchange Fund to holders of Shares upon transmittal of Certificates for exchange as provided therein and in Section 2.2(b). The Exchange Fund will not be used for any other purposes. Any interest, dividends or other income earned by the Exchange Fund will be for the account of VIALOG.

            (b) As soon as reasonably practicable after the date as of which the Stockholders act to approve and adopt this Agreement, the Merger and the Transactions, the Company will notify VIALOG thereof and VIALOG will promptly instruct the Exchange Agent to deliver to the Stockholders, for the purpose of accepting Certificates for exchange on the terms provided in Section 2.1(a) at the Effective Time, and subject to withdrawal of Certificates by their holders prior thereto, (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Exchange Agent and will be in such form and have such other provisions as VIALOG may reasonably specify), and
(ii) instructions to effect the surrender of the Certificates in exchange for the Exchange Merger Consideration. Subject to the occurrence of the Effective Time, upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by VIALOG together with such letter of transmittal, duly executed, and such other customary documents as may be reasonably required pursuant to such instructions (collectively, the "Transmittal Documents"), the holder of such Certificate will become entitled to receive, as of the Effective Time, in exchange therefor the Exchange Merger Consideration which such holder has the right to receive pursuant to Sections 2.1(a) and 2.1(d), and the Certificate so surrendered will be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, the Exchange Merger Consideration may be issued and paid in accordance with this Article to a transferee if the Certificate evidencing such Shares is presented to the Exchange Agent, accompanied by all documents reasonably required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. The Exchange Merger Consideration will be delivered by the Exchange Agent within two business days (or such greater period not to exceed five business days as may be customarily required by the Exchange Agent) following the later of (i) two business days after the Public Offering Closing Date, or (ii) surrender of a Certificate and the related Transmittal Documents, and cash payments for fractional shares and the cash portion of the Exchange Merger Consideration may be made by check (or, pursuant to instructions reasonably satisfactory to the Exchange Agent, by wire transfer). No interest will be payable on the Exchange Merger Consideration regardless of any delay in making payments. Until surrendered as contemplated by this Section, each Certificate will be deemed at any time after the Effective Time to evidence only the right to receive, upon such surrender, the Exchange Merger Consideration, without interest.

            (c) If any Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and subject to such other conditions as VIALOG may impose, the Surviving Corporation will issue in exchange for such lost, stolen or destroyed Certificate the Exchange Merger Consideration deliverable in respect thereof as determined in accordance with Sections 2.1(a) and 2.1(d). VIALOG may, in its discretion and as a condition precedent to authorizing the issuance thereof by the Surviving Corporation, require the owner of such lost, stolen or destroyed Certificate to provide a bond or other surety to VIALOG and the Surviving Corporation in such sum as VIALOG may reasonably direct as indemnity against any claim that may be made against VIALOG, VIALOG Merger Subsidiary or the Surviving Corporation (and their Affiliates) with respect to the Certificate alleged to have been lost, stolen or destroyed.

            (d) Any portion of the Exchange Fund which remains undistributed to the holders of the Company Stock for thirty (30) days after the Effective Time will be delivered to VIALOG upon demand by VIALOG, and any holders of Certificates who have not theretofore complied with this Article will thereafter look only to VIALOG for the Exchange Merger Consideration to which they are entitled pursuant to this Article.

            (e) None of VIALOG, VIALOG Merger Subsidiary, the Company or the Surviving Corporation will be liable to any holder of Shares for any shares of VIALOG Stock or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

            (f) Each of VIALOG, the Surviving Corporation and the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as VIALOG, the Surviving Corporation or the

Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by VIALOG, the Surviving Corporation or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by VIALOG, the Surviving Corporation or the Exchange Agent.

      2.3   Stock Transfer Books. At the Effective Time, the stock transfer
            --------------------
books of the Company will be closed, and there will be no further registration of transfers of Shares thereafter on the records of the Company other than to VIALOG. On or after the Effective Time, any Certificate presented to the Exchange Agent or the Surviving Corporation will be converted into the Exchange Merger Consideration.

      2.4   Option Securities and Convertible Securities; Payment Rights. At the
            ------------------------------------------------------------
Effective Time, (a) each outstanding Option Security and each outstanding Convertible Security exercisable or convertible to purchase Shares as of immediately prior to the Effective Time, will be canceled and the holder thereof will be entitled to receive, and will receive, upon payment of the consideration required to exercise or convert, or debit of such consideration against the Merger Consideration otherwise due, and termination of such holder's rights to exercise or convert, as the case may be, all other Option Securities or Convertible Securities issued to such holder, Merger Consideration in the form of shares of VIALOG Stock issuable and cash payable with respect to the number of Shares issuable pursuant to such Option Security or Convertible Security so exercised or converted, as the case may be, as provided in Section 2.1(a), plus cash in lieu of receipt of a fractional share in an amount determined as provided in Section 2.1(d), and (b) each Option Security outstanding not then exercisable or exercised and the conversion rights of each Convertible Security outstanding not then convertible or converted will be canceled.


                                    ARTICLE

                                       3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY


         The Company represents, warrants and covenants to, and agrees with, VIALOG and VIALOG Merger Subsidiary as follows:

      3.1   Organization and Business; Power and Authority; Effect of
            ---------------------------------------------------------
            Transaction.
            -----------

             (a)  The Company:

                   (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation as set forth in Section 3.1(a) of the Disclosure Schedule,

                   (ii) has all requisite power and authority (corporate and other) to own or hold under lease its properties and to conduct its business as now conducted and as presently proposed to be conducted, and has in full force and effect all Governmental Authorizations and Private Authorizations and has made all Governmental Filings, to the extent required for such ownership and lease of its property and conduct of its business, and

                   (iii) has duly qualified and is authorized to do business and is in good standing as a foreign corporation in each jurisdiction (a true and correct list of which is set forth in Section 3.1(a) of the Disclosure Schedule) in which the character of its property or the nature of its business or operations requires such qualification or authorization, except to the extent the failure so to qualify or to maintain such authorizations would not have an Adverse Effect.

      (b) The Company has all requisite power and authority (corporate and other) and has in full force and effect all Governmental Authorizations and Private Authorizations in order to enable it to execute and deliver, and to perform its obligations under, this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto and to consummate the Merger and the Transactions. The execution, delivery and performance of this Agreement and each Collateral Document executed or required to be executed pursuant hereto or thereto have been duly authorized by all requisite corporate or other action (other than that of the Stockholders). This Agreement has been duly executed and delivered by the Company and constitutes, and each Collateral Document executed or required to be executed pursuant hereto or thereto or to consummate the Merger and the Transactions, when executed and delivered by the Company or an Affiliate of the Company will constitute, legal, valid and binding obligations of the Company or such Affiliate, enforceable in accordance with their respective terms, except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement, voidable preference, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors and except as the same may be subject to the effect of general principles of equity. The affirmative vote or action by written consent of 66 2/3% of the votes the holders of the outstanding shares of the Company are entitled to cast is the only vote of the holders of any class or series of the capital stock of the Company necessary to approve this Agreement, the Merger and the Transactions under Applicable Law and the Company's Organizational Documents.

      (c) Except as set forth in Section 3.1(c) of the Disclosure Schedule, neither the execution and delivery of this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto, nor the consummation of the Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by the Company or any of the other parties hereto or thereto which is Affiliated with the Company:

            (i) will conflict with, or result in a breach or violation of, or constitute a default under, any Applicable Law on the part of the Company or any Subsidiary or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any Contractual Obligation of the Company or any Subsidiary,

            (ii) will result in or permit the creation or imposition of any Lien (except to the extent set forth in Section 3.1(c) of the Disclosure Schedule) upon any property now owned or leased by the Company or any such other party, or

            (iii) will require any Governmental Authorization or Governmental
                  Filing or Private Authorization, except for filing requirements under Applicable Law in connection with the Merger and the Transactions and as the Securities Act and applicable state securities laws may apply to compliance by the Company with the provisions of this Agreement relating to the Public Offering and registration rights provided for hereunder and except pursuant to the HSR Act (if applicable).

      (d) The Company does not have any Subsidiaries other than those listed on Section 3.1(d) of the Disclosure Schedule. Each Subsidiary so listed is wholly-owned, is a corporation which is duly organized, validly existing and in good standing under the laws of the respective state of incorporation set forth opposite its name on Section 3.1(d) of the Disclosure Schedule, and is duly qualified and in good standing as a foreign corporation in each other jurisdiction (as shown in Section 3.1(d) of the Disclosure Schedule) in which the character of its property or the nature of its business or operations requires such qualification or authorization, with full power and authority (corporate and other) to carry on the business in which it is engaged. Each Subsidiary has in full force and effect all Governmental Authorizations and Private Authorizations and has made all Governmental Filings, to the extent required for such ownership and lease of its property and conduct of its business. The Company owns all of the outstanding capital stock (as shown on Section 3.1(d) of the Disclosure Schedule) of each Subsidiary, free and clear of all Liens (except to the extent set forth in Section 3.1(d) of the Disclosure Schedule), and all such stock has been duly authorized and validly issued and is fully paid and non-assessable. There are no outstanding Option Securities or Convertible Securities, or agreements or understandings with respect to any of the foregoing, of any nature whatsoever relating to the authorized and unissued or the outstanding capital stock of any Subsidiary.

  3.2 Financial and Other Information.
      -------------------------------

      (a) The Company has furnished to VIALOG copies of the financial statements of the Company and its Subsidiaries listed in Section 3.2(a) of the Disclosure Schedule (the "Financial Statements"). The Financial Statements, including in each case the notes thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except as otherwise noted therein, are true, correct and complete, do not contain any untrue statement of a material fact or omit to state a material fact required by GAAP to be stated therein or necessary in order to make any statements contained therein not misleading, and fairly present the financial condition and results of operations of the Company and its Subsidiaries, on the bases therein stated, as of the respective dates thereof, and for the respective periods covered thereby subject, in the case of unaudited financial statements to normal nonmaterial year-end audit adjustments and accruals.

      (b) Neither the Disclosure Schedule, the Financial Statements, this Agreement nor any Collateral Document furnished or to be furnished by or on behalf of the Company or any of the Stockholders pursuant to this Agreement or any Collateral Document executed or required to be executed by or on behalf of the Company or the Stockholders pursuant hereto or thereto or to consummate the Merger and the Transactions, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated in such document by its terms or necessary in order to make the statements contained herein or therein not misleading and all such Collateral Documents are and will be true, correct and complete in all material respects; provided that:

            (i) with respect to projections contained or referred to in the Disclosure Schedule, the Company represents and warrants only that such projections were prepared in good faith on the basis of the past business of the Company and other information and assumptions which the Company and the Principal Stockholder believe to be reasonable,

            (ii) each such Collateral Document will not be deemed misleading by virtue of the absence of factual recitations or references not germane thereto and necessary to the purpose thereof, and

            (iii) responses to due diligence requests will not be subject to this Section 3.2(b) except to the extent that, to the Company's knowledge, such response is materially misleading.

      (c) The Company does not own any capital stock or equity or proprietary interest in any other Entity or enterprise, however organized and however such interest may be denominated or evidenced, except as set forth in Sections 3.1(d) or 3.2(c) of the Disclosure Schedule. None of the Entities, if any, so set forth in Section 3.2(c) of the Disclosure Schedule is a Subsidiary of the Company except as so set forth. The Company owns all of the outstanding capital stock or equity or proprietary interests (as shown on Section 3.2(c) of the Disclosure Schedule) of each such Entity or other enterprise, free and clear of all Liens (except to the extent set forth in Section 3.2(c) of the Disclosure Schedule), and all of such stock or equity or proprietary interests have been duly authorized and validly issued and are fully paid and non-assessable. There are no outstanding Option Securities or Convertible Securities, or agreements or understandings with respect to any of the foregoing, of any nature whatsoever, except as described in Section 3.2(c) of the Disclosure Schedule.

    3.3  Changes in Condition. Since the date of the most recent financial
         --------------------
statements forming part of the Financial Statements, except to the extent specifically described in Section 3.3 of the Disclosure Schedule, there has been no Adverse Change in the Company or the Company and its Subsidiaries taken as a whole. There is no Event known to the Company which Adversely Affects, or in the future might (so far as the Company or the Principal Stockholder can now reasonably foresee) Adversely Affect, the Company or the Company and its Subsidiaries taken as a whole, or the ability of the Company to perform any of the obligations set forth in this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto except for changes in general economic conditions and to the extent set forth in Section 3.3 of the Disclosure Schedule.

    3.4  Liabilities. At the date of the most recent balance sheet forming part
         -----------
of the Financial Statements, neither the Company nor any Subsidiary had any obligations or liabilities, past, present or deferred, accrued or unaccrued, fixed, absolute, contingent or other, except as disclosed in such balance sheet, or the notes thereto, and since such date neither the Company nor any Subsidiary has incurred any such obligations or liabilities, other than obligations and liabilities incurred in the ordinary course of business consistent with past practice of the Company and its Subsidiaries, which do not and, to the Company's knowledge, will not, in the aggregate, Adversely Affect the Company or the Company and its Subsidiaries taken as a whole except to the extent set forth in
Section 3.4 of the Disclosure Schedule.

    Neither the Company nor any Subsidiary has Guaranteed or is otherwise primarily or secondarily liable in respect of any obligation or liability of any other Person material to the Company or the Company and its Subsidiaries, except for endorsements of negotiable instruments for deposit in the ordinary course of business or as disclosed in the most recent balance sheet, or the notes thereto, forming part of the Financial Statements or in Section 3.4 of the Disclosure Schedule.

    3.5  Title to Properties; Leases.
         ---------------------------

          (a) Each of the Company and its Subsidiaries has good legal and insurable title, with respect to all real property owned or leased (in fee simple if owned and leasehold if leased) and marketable title if owned (in fee simple), if any, reflected as an asset on the most recent balance sheet forming part of the Financial Statements, or held by the Company or any of its Subsidiaries for use in its business if not so reflected, and good indefeasible and merchantable title to all other assets, tangible and intangible (excluding leased property), reflected on such balance sheet, or held by the Company or any of its Subsidiaries for use in its business if not so reflected, or purported to have been acquired by the Company or any of its Subsidiaries since such date, except inventory sold or depleted, or property, plant and other equipment used up or retired, since such date, in each case in the ordinary course of business consistent with past practice of the Company and its Subsidiaries, free and clear of all Liens, except such as are reflected in the most recent balance sheet, or the notes thereto, forming part of the Financial Statements or set forth in Section 3.5(a) of the Disclosure Schedule. Except for financing statements evidencing Liens referred to in the preceding sentence (a true, correct and complete list and description of which is set forth in Section 3.5(a) of the Disclosure Schedule), to the

Company's knowledge, no financing statements under the Uniform Commercial Code and no other filing which names the Company or any of its Subsidiaries as debtor or which covers or purports to cover any of the property of the Company or any of its Subsidiaries is on file in any state or other jurisdiction, and neither the Company nor any Subsidiary has signed or agreed to sign any such financing statement or filing or any agreement authorizing any secured party thereunder to file any such financing statement or filing. Each Lease or other occupancy or other agreement under which the Company or any of its Subsidiaries holds real or personal property has been duly authorized, executed and delivered by the Company or Subsidiary, as the case may be, and, to the Company's knowledge, by each of the parties thereto. Each such Lease is a legal, valid and binding obligation of the Company or a Subsidiary, as the case may be, and, to the Company's knowledge, of each other party thereto, enforceable in accordance with its terms. Each of the Company and its Subsidiaries has a valid leasehold interest in and enjoys peaceful and undisturbed possession under all Leases pursuant to which it holds any real property or tangible personal property, none of which contains any provision which would impair the Company's ability to use such property as it is currently used by the Company, except as described in
Section 3.5(a) of the Disclosure Schedule. All of such Leases are valid and subsisting and in full force and effect. Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any other party thereto, is in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any such Lease.

      (b) Section 3.5(b) of the Disclosure Schedule contains a true, correct and complete description of all real estate owned or leased by the Company or any of its Subsidiaries and all Leases and an identification of all material items of fixed assets and machinery and equipment. None of the fixed assets and machinery and equipment is subject to contracts of sale, and none is held by the Company or any of its Subsidiaries as lessee or as conditional sales venue under any Lease or conditional sales contract and none is subject to any title retention agreement, except as set forth in Section 3.5(b) of the Disclosure Schedule. The real property (other than land), fixtures, fixed assets and machinery and equipment are in a state of good repair and maintenance and are in good operating condition, reasonable wear and tear excepted.

      (c)   Except as set forth in Section 3.5(c) of the Disclosure Schedule:

             (i) all real property owned or leased by the Company or any of its Subsidiaries conforms to and complies with all applicable title covenants, conditions, restrictions and reservations and all Environmental Laws and all applicable zoning, wetlands, land use and other Applicable Law, and

             (ii) neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any landlord, tenant or other occupant or user of any such real property, has used such real property for the storage or disposal of Hazardous Materials or engaged in the business of storing or disposing of Hazardous Materials, except for use in the ordinary course of business of the type conducted by the Company.

    3.6  Compliance with Private Authorizations. Section 3.6 of the Disclosure
         --------------------------------------
Schedule sets forth a true, correct and complete list and description of each Private Authorization which individually is material to the Company or the Company and its Subsidiaries taken as a whole, all of which are in full force and effect. Each of the Company and each Subsidiary has obtained all Private Authorizations which are necessary for the ownership by the Company or each Subsidiary of its properties and the conduct of its business as now conducted or as presently proposed to be conducted or which, if not obtained and maintained, could, singly or in the aggregate, Adversely Affect the Company or the Company and its Subsidiaries taken as a whole. Neither the Company nor any Subsidiary is in breach or violation of, or is in default in the performance, observance or fulfillment of, any Private Authorization, and no Event exists or has occurred, which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation default, under any Contractual Obligation or Private Authorization, except for such defaults, breaches or violations, as do not and, to the Company's knowledge, will not have in the aggregate any Adverse Effect on the Company or the Company and its Subsidiaries taken as a whole or the ability of the Company to perform any of the obligations set forth in this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto or to consummate the Merger and the Transactions. No Private Authorization is the subject of any pending or, to the Company's knowledge, threatened attack, revocation or termination.

    3.7  Compliance with Governmental Authorizations and Applicable Law.
         --------------------------------------------------------------

          (a) Section 3.7(a) of the Disclosure Schedule contains a description of:

                (i) all Legal Actions which are pending or, other than those finally adjudicated or settled on or before December 31, 1995, in which the Company or any of its Subsidiaries, or any of its officers or directors, is, or at any time since its organization has been, engaged, or which involves, or at any time during such period involved, the business, operations or properties of the Company or any of its Subsidiaries or, to the Company's knowledge, which is threatened or contemplated against, or in any other manner relating Adversely to, the Company or any of its Subsidiaries or the business, operations or properties, or the officers or directors, or any of them in connection therewith; and

                (ii) each Governmental Authorization to which the Company or any Subsidiary is subject and which relates to the business, operations, properties, prospects, condition (financial or other), or results of operations of the Company or the Company and its Subsidiaries taken as a whole, all of which are in full force and effect.

          (b) Each of the Company and each of its Subsidiaries has obtained all Governmental Authorizations which are necessary for the ownership or uses of its properties and the conduct of its business as now conducted or as presently proposed to be conducted by the

Company or which, if not obtained and maintained, could singly or in the aggregate, have any Adverse Effect on the Company or the Company and its Subsidiaries taken as a whole. No Governmental Authorization is the subject of any pending or, to the Company's knowledge, threatened attack, revocation or termination. Neither the Company nor any Subsidiary nor any officer or director (in connection with the business, operations and properties of the Company or any Subsidiary) is or at any time since January 1, 1991 has been, or is or has during such time been charged with, or to the knowledge of the Company, is threatened or under investigation with respect to any material breach or violation of, or in default in the performance, observance or fulfillment of, any Governmental Authorization or any Applicable Law, and no Event exists or has occurred, which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default, under

                    (i) any Governmental Authorization or any Applicable Law, except for such breaches, violations or defaults as do not and, to the Company's knowledge, will not have in the aggregate any Adverse Effect on the Company or the Company and its Subsidiaries taken as a whole or the ability of the Company to perform any of the obligations set forth in this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto, or to consummate the Merger and the Transactions, or

                    (ii) any requirement of any insurance carrier, applicable to its business, operations or properties,

except as otherwise specifically described in Section 3.7(b) of the Disclosure Schedule.

           (c) With respect to matters, if any, of a nature referred to in Sections 3.7(a) or 3.7(b) of the Disclosure Schedule, all such information and matters set forth in the Disclosure Schedule, individually and in the aggregate, if adversely determined against the Company or any Subsidiary, will not Adversely Affect the Company or the Company and its Subsidiaries taken as a whole, or the ability of the Company to perform its obligations under this Agreement or any Collateral Documents or required to be executed pursuant hereto or thereto or to consummate the Merger and the Transactions.

      3.8  Intangible Assets.
           -----------------

            (a) Each of the Company and each Subsidiary owns or possesses or otherwise has the right to use all Governmental Authorizations and other Intangible Assets necessary for the present and planned future conduct of its business, without any known conflict with the rights of others. The present and planned future conduct of business by the Company and each Subsidiary is not dependent upon any one or more, or all, of such Governmental Authorizations and other Intangible Assets or rights with respect to any of the foregoing, except as set forth in Section 3.8(a) of the Disclosure Schedule.

            (b) Section 3.8(b) of the Disclosure Schedule sets forth a true, correct and complete description of all of such Governmental Authorizations and other Intangible Assets or rights with respect thereto, including without limitation the nature of the Company's and each Subsidiary's interest in each and the extent to which the same have been duly registered in the offices as indicated therein.

     3.9 Related Transactions. Section 3.9 of the Disclosure Schedule sets forth
         ---------------------
a true, correct and complete description of any Contractual Obligation or transaction, not fully discharged or consummated, as the case may be, on or before the beginning of the Company's current fiscal year, between the Company or any of its Subsidiaries and any of its officers, directors, employees, stockholders, or any Affiliate of any thereof (other than reasonable compensation for services as officers, directors and employees and reimbursement for out-of-pocket expenses reasonably incurred in support of the Company's business), now existing or which, at any time since its organization, existed or occurred, including without limitation any providing for the furnishing of services to or by, providing for rental of property, real, personal or mixed, to or from, or providing for the lending or borrowing of money to or from or otherwise requiring payments to or from, any officer, director, stockholder or employee, or any Affiliate of any thereof. All such Contractual Obligations and transactions were and are on terms and conditions no less favorable to the Company or any of its Subsidiaries than would be customary for such between Persons who are not Affiliates or upon terms and conditions on which similar Contractual Obligations and transactions with Persons who are not Affiliates could fairly and reasonably be expected to be entered into, except as otherwise set forth in Section 3.9 of the Disclosure Schedule.

     3.10  Insurance.
           ----------

           (a) Section 3.10(a) of the Disclosure Schedule lists all insurance policies maintained by the Company or any Subsidiary and includes insurers' names, policy numbers, expiration dates, risks insured against, amounts of coverage, the annual premiums, exclusions, deductibles and self-insured retention.

           (b) Neither the Company nor any Subsidiary is in breach or violation of or in default under any such policy, and all premiums due thereon have been paid, and each such policy or a comparable replacement policy will continue to be in force and effect up to and including the Public Offering Closing Date. The insurance policies so listed and identified are of a nature and scope and in amounts sufficient to prevent the Company or any Subsidiary from becoming a coinsurer within the terms of such policies. Except as set forth in Section 3.10(a) of the Disclosure Schedule, neither the Company nor any Subsidiary has, within the past five (5) years, been refused insurance by any insurance carrier to which it has applied for insurance.

     3.11  Tax Matters.
           ------------

           (a) Each of the Company and each Subsidiary has in accordance with all Applicable Laws filed all Tax Returns which are required to be filed, and has paid, or made adequate provision for the payment of, all Taxes which have or may become due and payable pursuant to said Returns and all other governmental charges and assessments received to date. The Tax Returns of the Company and each Subsidiary have been prepared in accordance with all Applicable Laws and generally accepted principles applicable to taxation consistently applied.

All Taxes which the Company and each Subsidiary are required by law to withhold and collect have been duly withheld and collected and have been paid over, in a timely manner, to the proper Authorities to the extent due and payable. Neither the Company nor any Subsidiary has executed any waiver to extend, or otherwise taken or failed to take any action that would have the effect of extending, the applicable statute of limitations in respect of any Tax liabilities of the Company or any Subsidiary for the fiscal year prior to and including the most recent fiscal year. Adequate provision has been made on the most recent balance sheet forming part of the Financial Statements for all Taxes of any kind, including interest and penalties in respect thereof, whether disputed or not, and whether past, current or deferred, accrued or unaccrued, fixed, contingent, absolute or other, and to the knowledge of the Company there are no transactions or matters or any basis which might or could result in additional Taxes of any nature to the Company or any Subsidiary for which an adequate reserve has not been provided on such balance sheet. Each of the Company and each Subsidiary has at all times been taxable as a Subchapter C corporation under the Code, except as otherwise set forth in Section 3.11(a) of the Disclosure Schedule. Neither the Company nor any Subsidiary has ever been a member of any consolidated group (other than exclusively with the Company and its Subsidiaries) for Tax purposes, except as set forth in Section 3.11(a) of the Disclosure Schedule.

         (b) Each of the Company and each Subsidiary has paid all Taxes which have become due pursuant to its Returns and has paid all installments (to the extent required to avoid material underpayment penalties) of estimated Taxes due and payable.

         (c) From the end of its most recent fiscal year to the date hereof neither the Company nor any Subsidiary has made any payment on account of any Taxes except regular payments required in the ordinary course of business with respect to current operations or property presently owned.

         (d) The information shown on the federal income Tax Returns of the Company and its Subsidiaries (true, correct and complete copies of which have been furnished by the Company to VIALOG) is true, correct and complete and fairly and accurately reflects the information purported to be shown. Federal and state income Tax Returns of the Company and its Subsidiaries have been audited by the IRS or applicable state Authority for the taxable periods set forth in Section 3.11(d) of the Disclosure Schedules, and neither the Company nor any Subsidiary has been notified regarding any pending audit, except as shown in Section 3.11(d) of the Disclosure Schedule.

         (e) Neither the Company nor any Subsidiary is a party to any tax sharing agreement or arrangement, except as set forth in Section 3.11(e) of the Disclosure Schedule.

         (f) Neither the Company nor any Subsidiary has ever (i) filed a consent under Section 341(f) of the Code concerning collapsible corporations or
(ii) undergone an "ownership change" within the meaning of Section 382(g) of the Code, except as set forth in Section 3.11(f) of the Disclosure Schedule.

     3.12  Employee Retirement Income Security Act of 1974.
           ------------------------------------------------

           (a) Section 3.12(a) of the Disclosure Schedule sets forth a list of all Plans and Benefit Arrangements maintained by the Company and any of its Subsidiaries (which for purposes of this Section 3.12 will include any ERISA Affiliate with respect to any Plan subject to Title IV of ERISA). As to all such Plans and Benefit Arrangements, and except as disclosed in such Section 3.12(a) of the Disclosure Schedule:

           (i) all Plans and Benefit Arrangements comply currently, and have complied in the past, in all material respects both as to form and operation, with their terms and with all Applicable Laws, and neither the Company nor any of its Subsidiaries has received any outstanding notice from any Authority questioning or challenging such compliance,

           (ii) all necessary governmental approvals for each Plan and Benefit Arrangement have been obtained; the Internal Revenue Service has issued a favorable determination as to the tax qualified status of each Plan intended to comply with section 401(a) of the Code and each amendment thereto, and a recognition of exemption from federal income taxation under Section 501(a) of the Code of each Plan which constitutes a funded welfare plan as defined in Section 3(1) of ERISA; and nothing has occurred since the date of each such determination or recognition that would adversely affect such qualification.

           (iii) no Plan which is subject to Part 3 of Subtitle B of Title 1 of ERISA or Section 412 of the Code had an accumulated funding deficiency (as defined in Section 302(a)(2) of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recently completed fiscal year of such Plan,

           (iv) there are no "prohibited transactions" (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan for which the Company or any of its Subsidiaries has any liability, nor are any of the assets of any Plan invested in employer securities or employer real property,

           (v) no Plan is subject to Title IV of ERISA, or if subject, there have been no "reportable events" (as described in Section 4043 of ERISA) as to which there is any material risk of termination of such Plan,

           (vi) no material liability to the PBGC has been or is expected by the Company to be incurred by the Company or any of its Subsidiaries with respect to any Plan, and there has been no event or condition which presents a material risk of termination of any Plan by the PBGC,

           (vii) with respect to each Plan subject to Title IV of ERISA, the amount for which Company or any of its Subsidiaries would be liable pursuant to the provisions of Sections 4062, 4063 or 4064 of ERISA would be zero if such Plans terminated on the date of this Agreement,

           (viii) no notice of intent to terminate a Plan has been filed with, nor has any Plan been terminated pursuant to the provisions of
                  Section 4041 of ERISA,

           (ix) the PBGC has not instituted proceedings to terminate (or appointed a trustee to administer) a Plan and no event has occurred or condition exists which might constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any such Plan.

           (x) no Plan or Benefit Arrangement covers any employee or former employee of the Company or any of its Subsidiaries that could give rise to the payment of any amount that would not be deductible pursuant to the terms of section 280G of the Code,

           (xi) there are no Claims (other than routine claims for benefits) pending or threatened involving any Plan or Benefit Arrangement or any of the assets thereof,

           (xii) except as set forth in Section 3.12(a) of the Disclosure Schedule (which entry, if applicable, will indicate the present value of accumulated plan liabilities calculated in a manner consistent with FAS 106 and the actual annual expense for such benefits for each of the last two (2) years) and pursuant to the provisions of COBRA, neither the Company nor any of its Subsidiaries maintains any Plan that provides benefits described in Section 3(1) of ERISA to any former employees or retirees of the Company or any of its Subsidiaries,

           (xiii) all reports, returns and similar items required to be filed with any Authority or distributed to employees and/or Plan participants in connection with the maintenance or operation of any Plan or Benefit Arrangement have been duly and timely filed and distributed, and there have been no acts or omissions by the Company or any of its Subsidiaries, which have given rise to or may reasonably be expected to give rise to fines, penalties, taxes or related charges under Sections 502(c), 502(i) or 4071 or ERISA or

                  Chapter 43 or section 6039D of the Code for which the Company or any of its Subsidiaries may be liable,

           (xiv) neither the Company nor any of its Subsidiaries nor any of its respective directors, officers or employees has committed, nor to the best of the Company's knowledge has any other fiduciary committed, any breach of the fiduciary responsibility standards imposed by ERISA that would subject the Company or any of its Subsidiaries or any of its respective directors, officers or employees to liability under ERISA,

           (xv) to the extent that the most recent balance sheet forming part of the Financial Statements does not include a pro rata amount of the contributions which would otherwise have been made in accordance with past practices for the Plan years which include the Public Offering Closing Date, such amounts are set forth in Section 3.12(a) of the Disclosure Schedule,

           (xvi) the Company has furnished to VIALOG a copy of the three most recently filed annual reports (IRS Form 5500) series and accountant's opinion, if applicable, for each Plan (and the three most recent actuarial valuation reports for each Plan, if any, that is subject to Title IV of ERISA), and all information provided by the Company to any actuary in connection with the preparation of any such actuarial valuation report was true, correct and complete in all material respects,

          (b) Neither the Company nor any of its Subsidiaries is or ever has been a party to any Multiemployer Plan or made contributions to any such plan.

          (c) Section 3.12(c) of the Disclosure Schedule sets forth the basis of funding, and the current status of, any past service liability with respect to each Employment Arrangement to which the same is applicable.

     3.13 Absence of Sensitive Payments. The Company has not, nor has any
          ------------------------------
Subsidiary, or, to the Company's knowledge, any of its or any Subsidiary's officers, directors, employees or Representatives, (a) made any contributions, payments or gifts to or for the private use of any governmental office, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the laws of the United States or the jurisdiction in which made, (b) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on its books, or (c) made any payments to any person with the intention or understanding that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment.

     3.14 Inapplicability of Specified Statutes. Neither the Company nor any
          --------------------------------------
Subsidiary is a "holding company", or a "subsidiary company" or an "affiliate" or a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or an "investment company" or a company "controlled" by or acting on behalf of an "investment company", as defined in the Investment Company Act of 1940, as amended.

     3.15 Authorized and Outstanding Capital Stock
          ----------------------------------------

          (a) The authorized and outstanding capital stock of the Company is as set forth in Section 3.15(a) of the Disclosure Schedule. All of such outstanding capital stock has been duly authorized and validly issued, is fully paid and non-assessable and is not subject to any preemptive or similar rights. Except as set forth in Section 3.15(a) of the Disclosure Schedule, (i) there is neither outstanding nor has the Company or any Subsidiary agreed to grant or issue any shares of its capital stock or any Option Security or Convertible Security, and (ii) neither the Company nor any Subsidiary is a party to or is bound by any agreement, put or commitment pursuant to which it is obligated to purchase, redeem or otherwise acquire any shares of capital stock or any Option Security or Convertible Security. Between the date of this Agreement and the Merger Closing, the Company will not, and will not permit any Subsidiary to, issue, sell or purchase or agree to issue, sell or purchase any capital stock or any Option Security or Convertible Security of the Company or any Subsidiary. As of the Effective Time, the rights of the holders of all Option Securities and Convertible Securities issued by the Company to exercise or convert such Securities will have been terminated pursuant to the terms thereof.

          (b) All of the outstanding capital stock of the Company is owned by the Stockholders as set forth in Section 3.15(b) of the Disclosure Schedule, and is, to the Company's knowledge, free and clear of all Liens, except as set forth in Section 3.15(b) of the Disclosure Schedule. To the Company's knowledge, no Person, and no group of Persons acting in concert, owns as much as five percent (5%) of the Company's outstanding Common Stock, and the Company is not controlled by any other Person, except as set forth in Section 3.15(b) of the Disclosure Schedule.

     3.16 Employment Arrangements.
          ------------------------

          (a) Neither the Company nor any Subsidiary has any obligation or liability, contingent or other, under any Employment Arrangement (whether or not listed in Section 3.12(a) of the Disclosure Schedule), other than those listed or described in Section 3.16(a) of the Disclosure Schedule. Neither the Company nor any Subsidiary is now or during the past five (5) years has been subject to or involved in or, to the Company's knowledge, threatened with any election for the certification of a bargaining representative for any employees, petitions therefor or other organizational activities, including but not limited to voluntary requests for recognition as a bargaining representative, or organizational campaigns of any nature, except as described in Section 3.16(a) of the Disclosure Schedule. None of the employees of the Company or any Subsidiary are now, or during the past five (5) years have been, represented by any labor union or other employee collective bargaining organization. Neither the Company nor any Subsidiary are parties to any labor or other collective bargaining agreement, and there are no pending grievances, disputes or controversies with any union or any other employee collective bargaining organization of such employees, or, to the Company's knowledge, threats of strikes, work stoppages or slowdowns or any pending demands for collective bargaining by any union or other such organization. The Company and each Subsidiary have performed all obligations required to be performed under all Employment Arrangements and are not in breach or violation of or in default or arrears under any of the terms, provisions or conditions thereof.

              (b) Except as set forth in Section 3.16(b) of the Disclosure Schedule, no employee will accrue or receive additional benefits, service or accelerated rights to payments of benefits under any Employment Arrangement, including the right to receive any parachute payment, as defined in Section 280G of the Code, or become entitled to severance, termination allowance or similar payments as a direct result of the transactions contemplated by this Agreement.

              (c) The Company considers its and each Subsidiary's relationships with employees to be good, and except as set forth in Section 3.16(c) of the Disclosure Schedule, neither the Company nor any Subsidiary has experienced a work slowdown or stoppage due to labor problems. Neither the Company nor any Subsidiary has received notice of any claim that it has failed to comply with any federal or state law, or is the subject of any investigation by any federal or state agency to determine compliance with any federal or state law, relating to the employment of labor, including any provisions relating to wages, hours, collective bargaining, the payment of taxes, discrimination, equal employment opportunity, employment discrimination, worker injury and/or occupational safety, nor to the knowledge of the Company is there any basis for such a claim.

              (d) Neither the Company nor any Subsidiary has conducted, and on or prior to the Public Offering Closing Date will not conduct, a "plant closing" or "mass layoff" of employees of the Company or any Subsidiary as defined by the Worker Adjustment and Retraining Notification Act of 1988 ("the WARN Act"), 29 U.S.C. 2101-2109 as amended, or discharge, layoff, or reduce the hours of work, of employees in a sufficient number or manner to trigger any state or local law or regulation conditioning or regulating in any manner the discharge, layoff, or reduction in hours of employees or the closing of a facility, plant, workplace, division or department, from the date hereof or through the Public Offering Closing Date or during the twelve-month period immediately prior thereto.

         3.17 Material Agreements.
              --------------------

              (a) Listed on Section 3.17(a) of the Disclosure Schedule are all Material Agreements relating to the ownership or operation of the business and property of the Company or any Subsidiary presently held or used by the Company or any Subsidiary or to which the Company or any Subsidiary is a party or to which it or any or its property is subject or bound. True, complete and correct copies of each of the Material Agreements have been furnished by the Company to VIALOG (or true, complete and correct descriptions thereof have been set forth in Section 3.17(a) of the Disclosure Schedule, if any such Material Agreements are oral). All of the Material Agreements are valid, binding and legally enforceable obligations of the parties thereto (except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement, voidable preference, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors and except as the same may be subject to the effect of the general principles of equity), and the Company or one of its Subsidiaries is validly and lawfully operating its business and owning its property under each of the Material Agreements. The Company and each Subsidiary have duly complied with all of the terms and conditions of each Material Agreement and have not done or performed, or failed to do or perform (and there is no pending or, to the knowledge of the Company, threatened Claim that the Company or any Subsidiary has not complied, done and performed or fail to do and perform) any act the effect of which would be to invalidate or provide grounds for the other party thereto to terminate (with or without notice, passage of time or both) such Material Agreement or impair the rights or benefits, or increase the costs, of the Company or any Subsidiary, under any of the Material Agreements.

              (b) Each Material Agreement, if any, set forth in Section 3.17(a) of the Disclosure Schedule calling for the delivery of goods or merchandise or the performance of services can be satisfied or performed by the Company or one of its Subsidiaries at margins providing an operating profit, except as set forth in Section 3.17(b) of the Disclosure Schedule.

         3.18 Ordinary Course of Business.
              ----------------------------

              (a) The Company and each Subsidiary, from the earlier of the date of the most recent balance sheet forming part of the Financial Statements or December 31, 1995 to the date of this Agreement, and until the Public Offering Closing Date, except as may be described on Section 3.18(a) of the Disclosure Schedule or as may be required or permitted expressly by the terms of this Agreement or as may be approved in writing by VIALOG:

                  (i) has operated, and will continue to operate, its business in the normal, usual and customary manner in the ordinary and regular course of business, consistent with prior practice,

                  (ii) has not sold or otherwise disposed of, or contracted to sell or otherwise dispose of, and will not sell or otherwise dispose of or contract to sell or otherwise dispose of, any of its properties or assets, other than in the ordinary course of business,

                  (iii) except in each case in the ordinary course of business or as detailed as transactions not in the ordinary course in the Company's business plan set forth as
                          Section 3.18(a) of the Disclosure Schedule, and except as expressly otherwise contemplated hereby,

                          (A) has not incurred and will not incur any
                              obligations or liabilities (fixed, contingent or other),

                          (B) has not entered and will not enter into any
                              commitments, and

                          (c) has not canceled and will not cancel any debts or
                              claims,

                  (iv) has not made or committed to make, and will not make or commit to make, any additions to its property or any purchases of machinery or equipment, except for normal maintenance and replacements,

                  (v) has not discharged or satisfied, and will not discharge or satisfy, any Lien and has not paid and will not pay any obligation or liability (absolute or contingent) other than current liabilities or obligations under contracts then existing or thereafter entered into in the ordinary course of business, and commitments under Leases existing on that date or incurred since that date in the ordinary course of business,

                  (vi) except in the ordinary course, has not increased and will not increase the compensation payable or to become payable to any of its directors, officers, employees, advisers, consultants, salesmen or agents or otherwise alter, modify or change the terms of their employment or engagement,

                  (vii) has not suffered any material damage, destruction or loss (whether or not covered by insurance) or any acquisition or taking of property by any Authority,

                  (viii) has not waived, and will not waive, any rights of material value without fair and adequate consideration,

                  (ix)    has not experienced any work stoppage,

                  (x) has not entered into, amended or terminated and will not enter into, amend or terminate any Lease, Governmental Authorization, Private Authorization, Material Agreement, Employment Arrangement, Contractual Obligation or transaction with any Affiliate, except for terminations in the ordinary course of business in accordance with the terms thereof,

                  (xi) has not amended or terminated and will not amend or terminate, and has kept and will keep in full force and effect including without limitation renewing to the extent the same would otherwise expire or terminate, all insurance policies and coverage,

                  (xii) has not entered into, and will not enter into, any other transaction or series of related transactions which individually or in the aggregate is material to the Company or the Company and its Subsidiaries taken as a whole, except in the ordinary course of business, and

                  (xiii) has not, nor has any affiliate (as defined in Section 517.021(1) of the Florida Statutes), transacted business with the government of Cuba or with any person or affiliate located in Cuba.

              (b) From the end of its most recent fiscal year to the date of this Agreement, except as described in Section 3.18(b) of the Disclosure Schedule, neither the Company nor any Subsidiary has, or on or prior to the Public Offering Closing Date will have, declared, made or paid, or agreed to declare, make or pay, any Distribution.

         3.19 Bank Accounts, Etc. A true and correct and complete list as of the
              -------------------
date of this Agreement of all banks, trust companies, savings and loan associations and brokerage firms in which the Company or any Subsidiary has an account or a safe deposit box and the names of all Persons authorized to draw thereon, to have access thereto, or to authorize transactions therein, the names of all Persons, if any, holding powers of attorney from the Company or any Subsidiary and a summary statement as to the terms thereof has been previously delivered to VIALOG.

         3.20 Adverse Restrictions. Neither the Company nor any Subsidiary is a
              ---------------------
party to or subject to, nor is any of its property subject to, any Applicable Law, Governmental Authorization, Contractual Obligation, Employment Arrangement, Material Agreement or Private Authorization, or any other obligation or restriction of any kind or character, or any aggregation thereof, which impairs the Company's or any Subsidiary's ability to conduct its business as it is currently being conducted or which could have any Adverse Effect on the Company or the Company and its Subsidiaries taken as a whole, except as set forth in
Section 3.20 of the Disclosure Schedule.

         3.21 Broker or Finder. No Person assisted in or brought about the
              -----------------
negotiation of this Agreement, the Merger or the subject matter of the Transactions in the capacity of broker, agent or finder or in any similar capacity on behalf of the Company or any Stockholder.

         3.22 Personal Injury or Property Damage; Warranty Claims; Etc. Except
              ---------------------------------------------------------
as set forth in Section 3.22 of the Disclosure Schedule, neither the Company nor any Subsidiary or any Person acting for or on behalf of the Company or any Subsidiary, including without limitation any insurance carrier, has at any time since December 31, 1995, paid, and there is not now pending or, to the knowledge of the Company, threatened any Claim (or any basis for any such Claim) relating to, any damages to any third party for injuries to Persons or damage to property, or for breach of warranty, which, in the case of pending or threatened Claims, if determined Adversely to the Company or any Subsidiary, individually or in the aggregate (taking into account unasserted Claims of similar nature), could have any Adverse Effect on the Company or the Company and its Subsidiaries taken as a whole.

         3.23 Environmental Matters.
              ----------------------

              (a) Except as set forth in Section 3.23(a) of the Disclosure Schedule, the Company and each Subsidiary:

                   (i) is in compliance in all material respects with all Environmental Laws and has not been notified that it is liable or potentially liable, has not received any request for information or other correspondence concerning any site or facility, and is not a "responsible party" or "potentially responsible party" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation Recovery Act of 1976, as amended, or any similar state law,

                   (ii) has not entered into or received any consent decree, compliance order, or administrative order relating to Environmental Requirements,

                   (iii) is not a party in interest or in default under any judgment, order, writ, injunction or decree or any final order relating to Environmental Requirements, and

                   (iv) has obtained all material Governmental Authorizations and Private Authorizations (including without limitation all Environmental Permits) and made all Governmental Filings which are required to be filed by the Company and each Subsidiary for the ownership of its property, facilities and assets and the operation of its businesses under all Environmental Laws, is and at all times since its organization has been in material compliance with the terms and conditions of all such required Governmental and Private Authorizations and all Environmental Requirements, and is not the subject of or, to the Company's knowledge, threatened with any Legal Action involving a demand for damages or any other potential liability with respect to violations or breaches of any Environmental Requirement.

              (b) Except as set forth in Section 3.23(b) of the Disclosure
Schedule:

                   (i) no spill, disposal, release, burial or placement of Hazardous Materials in the soil, air or water has occurred on any property or facility owned, leased, operated or occupied by the Company or any Subsidiary during the period that such facilities and properties were owned, leased, operated or occupied by it or, to the knowledge of the Company, at any other time or at any other facility or site to which Hazardous Materials from or generated by the Company or any Subsidiary may have been taken at any time in the past,

                   (ii) there has been no spill, disposal, release, burial or placement of Hazardous Materials, in the soil, air or water on any property which could reasonably be expected to result or has resulted in contamination of or beneath any properties or facilities owned, leased, operated or occupied by the Company or any Subsidiary during the period that such facilities and properties were owned, leased, operated or occupied by it (or, to the knowledge of the Company, at any other time), and

                   (iii) no notice has been received by the Company or any Subsidiary and no Lien has arisen on its or any Subsidiary's properties or facilities under Environmental Law.

              (c) Except as set forth in Section 3.23(c) of the Disclosure Schedule, neither the Company nor any Subsidiary has any above-ground or underground tanks on property owned, leased, operated or occupied by it for the storage of Hazardous Materials.

              (d) There has not been, and on or prior to the Public Offering Closing Date, there will not be, any past or present Events or plans of the Company or any Subsidiary or any of its predecessors, which, individually or in the aggregate, constitute a breach of any Environmental Requirements or which, individually or in the aggregate, may interfere with or prevent continued compliance with all Environmental Requirements, or which, individually or in the aggregate, may give rise to any common law, statutory or other legal liability, or otherwise form the basis of any Claim, assessment or remediation cost, fine, penalty or assessment based on or related to the transportation, transmission, gathering, processing, distribution, use, treatment, storage, disposal or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Material with respect to the Company or any Subsidiary or any of its predecessors or its or any of their business, operations or property which could have any Adverse Effect on the Company or the Company and its Subsidiaries taken as a whole.

              (e) Except as set forth in Section 3.23(e) of the Disclosure Schedule, neither the Company nor any Subsidiary has used any Hazardous Materials in the conduct of its business. To the extent that any Hazardous Materials are so set forth, Section 3.23(e) of the Disclosure Schedule also sets forth (i) a description of Hazardous Materials used, (ii) the annual volume of each of the Hazardous Materials used, (iii) the years during which each of the Hazardous Materials used occurred, and (iv) the Persons to whom such Hazardous Materials were transferred and/or transported after such use.

              (f) Section 3.23(f) of the Disclosure Schedule contains a complete and correct description of all Hazardous Materials generated by the Company or any Subsidiary which are not set forth in Section 3.23(e), the approximate annual volumes of each of the Hazardous Materials, and all Persons to whom such Hazardous Materials have been transferred and/or transported.

              (g) No site assessment, audit, study, test or other investigation has been conducted by or on behalf of the Company or any Subsidiary, nor has the Company received any notice from any governmental agency, or financial institution as to environmental matters at any property owned, leased, operated or occupied by the Company or any Subsidiary, except as set forth in Section 3.23(g) of the Disclosure Schedule.

         3.24 Materiality. The matters and items excluded from the
              -----------
representations and warranties set forth in this Article by operation of the materiality exceptions and materiality qualifications contained in such representations and warranties, in the aggregate for all such excluded matters and items, are not and could not reasonably be expected to be Adverse to the Company or the Company and its Subsidiaries taken as a whole.

         3.25 Solvency. As of the execution and delivery of this Agreement, the
              --------
Company and the Company and its Subsidiaries taken as a whole are and, as of the Public Offering Closing Date, will be solvent.

         3.26 VIALOG Stock. The Stockholders will hold for investment the VIALOG
              ------------
Stock constituting the Stock Merger Consideration.

         3.27 Compliance with Regulations Relating to Securities Credit. None of
              ---------------------------------------------------------
the borrowings, if any, of the Company were incurred or used for the purpose of purchasing or carrying any security which at the date of its acquisitions was, or any security which now is, margin stock or other margin security within the meaning of Regulations T of the Margin Rules or a "security that is publicly held," within the meaning of the Margin Rules, and the cash portion of the proceeds from the consummation of the Transactions will not be used for the purpose of purchasing or carrying any margin stock or other margin security, or a "security that is publicly held", or any security issued by VIALOG, or in any way which would involve the Company in any violation of the Margin Rules, and neither the Company nor any Subsidiary owns any margin stock or other margin security, or a "security that is publicly held", and neither the Company nor any Subsidiary has any present intention of acquiring any margin stock or other margin security, or any "security that is publicly held".

         3.28 Certain State Statutes Inapplicable.  The provisions of applicable
              -----------------------------------
Massachusetts takeover laws, if any, will not apply to this Agreement, the Merger or the Transactions.

         3.29 Continuing Representations and Warranties. Except for those
              -----------------------------------------
representations and warranties which speak as of a specific date, all of the representations and warranties of the Company set forth in this Article will be true and correct in all material respects on the Public Offering Closing Date with the same force and effect as though made on and as of that date and those, if any, which speak as a specific date will be true and correct in all material respects as of such date.

         3.30 Registration Statement. All information furnished by or on behalf
              ----------------------
of the Company or any Stockholder in writing for use in the Registration Statement and all information relating to the Company in the Prospectus (a copy of which shall be provided by VIALOG to the Company and Principal Stockholder for their review) is true, correct and complete and does not contain any untrue statement of material fact or omit to state any material fact necessary to make such statements, in the light of the circumstances in which they were made, not misleading. In the event any such information, through the occurrence or nonoccurrence of any event or events between the date of this Agreement and the Public Offering Closing Date, ceases to be true, correct and complete or contains any untrue statement of material fact or omits to state any material fact necessary to make such statements, in the light of the circumstances in which they were made, not misleading, the Company, upon discovery thereof will provide VIALOG, in writing, sufficient information to correct such untrue statement or omission.


         3.31 Predecessor Status; etc. Set forth in Section 3.31 of the
              ------------------------
Disclosure Schedule is a listing of all names of all predecessor companies of the Company and the names of any Entities from which, since December 31, 1991, the Company previously acquired material properties or assets. Except as disclosed in Section 3.31 of the Disclosure Schedule, the Company has never been a Subsidiary or division of another Entity, nor a part of an acquisition which was later rescinded. None of the Company, the Principal Stockholder or any Subsidiary has ever owned any capital stock of VIALOG nor, except as set forth in Section 3.31 of the Disclosure Schedule, has there been, since December 31, 1991, any sale or spin-off of material assets by the Company or any Subsidiary other than in the ordinary course of business.


                                    ARTICLE
                                       4
                       REPRESENTATIONS AND WARRANTIES OF
                           THE PRINCIPAL STOCKHOLDER


         The Principal Stockholder represents, warrants and covenants to, and agrees with, VIALOG and VIALOG Merger Subsidiary as follows:

         4.1  Organization. The Principal Stockholder (if other than an
              ------------
individual) is an Entity duly organized, validly existing and in good standing under the laws or its jurisdiction of organization.

         4.2  Power and Authority. The Principal Stockholder (if other than an
              -------------------
individual) has adequate power and authority (corporate, partnership, trust or other) and all necessary Governmental Authorizations and Private Authorizations in order to enable it to execute and deliver, and to perform its obligations under, this Agreement and each other Collateral Document executed or required to be executed pursuant hereto or thereto. The execution, delivery and performance of this Agreement and each other Collateral Document executed or required to be executed pursuant hereto or thereto have, to the extent applicable, been duly authorized by all requisite corporate, partnership, trust or other action, including that, if required, of the Principal Stockholder's stockholders or partners.

         4.3  Enforceability. This Agreement has been duly executed and
              --------------
delivered by the Principal Stockholder and constitutes, and each Collateral Document executed or required to be executed by the Principal Stockholder pursuant hereto or thereto when executed and delivered by the Principal Stockholder will constitute legal, valid and binding obligations of the Principal Stockholder, enforceable in accordance with their respective terms, except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement, voidable preference, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors and except as the same may be subject to the effect of general principles of equity.

         4.4  Title to Shares. Except as set forth in Section 4.4 of the
              ---------------
Disclosure Schedule (all of which exceptions will be removed, satisfied or discharged no later than the Merger Closing), the Principal Stockholder owns and has good and merchantable title to those Shares owned by the Principal Stockholder and to be exchanged pursuant to this Agreement, free and clear or all Liens.

         4.5  No Conflict; Required Filings and Consents. Neither the execution
              ------------------------------------------
and delivery of this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto, nor the consummation of the Merger and the Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by the Principal Stockholder:

              (a) will materially conflict with, or result in a breach or violation of, or constitute a default under, any Applicable Law on the part of such Stockholder or will conflict with, or result in a material breach or violation of, or constitute a material default in the performance, observance or fulfillment of, or a material default under, or permit the acceleration of any obligation or liability in, or, but for any requirements of notice or passage of time or both, would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any Contractual Obligation of the Principal Stockholder,

              (b) will result in or permit the creation or imposition of any Lien upon any property or asset of the Principal Stockholder used or now contemplated to be used by the Company, or

              (c) will require any Governmental Authorization or Governmental Filing or Private Authorization, except for filing requirements in connection with the Merger and the Transactions and as the Securities Act or applicable state securities laws may apply to compliance by the Principal Stockholder with the provisions of this Agreement relating to the Public Offering and registration rights, pursuant to the HSR Act (if applicable) or as set forth in
Section 4.5 of the Disclosure Schedule.


                                    ARTICLE
                                       5
                   REPRESENTATIONS AND WARRANTIES OF VIALOG
                         AND VIALOG MERGER SUBSIDIARY


         VIALOG and VIALOG Merger Subsidiary, jointly and severally, represent, warrant and covenant to, and agree with, the Company as follows:

         5.1  Organization and Qualification. VIALOG is a corporation duly
              ------------------------------
incorporated, validly existing and in good standing under the laws of Massachusetts. VIALOG Merger

Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware.

         5.2  Power and Authority. Except for such consents of Authorities as
              -------------------
may be necessary in connection with change-of-control transactions with respect to Governmental Authorities listed in Section 3.1(c) of the Disclosure Schedule, each of VIALOG and VIALOG Merger Subsidiary has all requisite power and authority (corporate and other) and has in full force and effect all Governmental Authorizations and Private Authorizations in order to enable it to execute and deliver, and to perform its obligations under, this Agreement and each Collateral Document executed or required to be executed pursuant hereto or thereto and to consummate the Merger and the Transactions. The execution, delivery and performance of this Agreement and each Collateral Document executed or required to be executed pursuant hereto or thereto have been duly authorized by all requisite corporate or other action. This Agreement has been duly executed and delivered by each of VIALOG and VIALOG Merger Subsidiary and constitutes, and each Collateral Document executed or required to be executed pursuant hereto or thereto when executed and delivered by it will constitute, legal, valid and binding obligations of VIALOG and VIALOG Merger Subsidiary, respectively, enforceable in accordance with their respective terms, except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement, voidable preference, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors and except as the same may be subject to the effect of general principles of equity.

         5.3  No Conflict; Required Filings and Consents. Except for such
              ------------------------------------------
consents of Authorities as may be necessary in connection with change-of-control transactions with respect to Governmental Authorities listed in Section 3.1(c) of the Disclosure Schedule, neither the execution and delivery of this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto, nor the consummation of the Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by each of VIALOG and VIALOG Merger Subsidiary:

              (a) will conflict with, or result in a breach or violation of, or constitute a default under, any Applicable Law on the part of VIALOG or VIALOG Merger Subsidiary or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any Contractual Obligation of VIALOG or VIALOG Merger Subsidiary, or

              (b) will require any Governmental Authorization or Governmental Filing or Private Authorization, except for filing requirements under Applicable Law in connection with the Merger and the Transactions and as the Securities Act and applicable state securities laws may apply to compliance by VIALOG with the provisions of this Agreement relating to the Public Offering and registration rights and except pursuant to the HSR Act (if applicable).

         5.4  Financing. VIALOG has or, upon consummation of the Public
              ---------
Offering, will have sufficient funds or available financing to enable the Surviving Corporation to pay the Aggregate Merger Consideration for all Shares of the Company Stock as provided in Sections 2.1(a) and 2.1(d), the consideration for each Option Security and each Convertible Security as provided in Section 2.4, and all fees and expenses related to the Merger and its obligations in connection with the Public Offering.

         5.5  Broker or Finder. Except for the Underwriter, the fees and
              ----------------
expenses of which (other than pursuant to the Underwriting Agreement) are solely the responsibility of VIALOG, no Person assisted in or brought about the negotiation of this Agreement or the subject matter of the Transactions in the capacity of broker, agent or finder or in any similar capacity on behalf of VIALOG or VIALOG Merger Subsidiary.

         5.6  Prior Activities of VIALOG and VIALOG Merger Subsidiary. Neither
              -------------------------------------------------------
of VIALOG or VIALOG Merger Subsidiary has incurred any liabilities or Contractual Obligations, except those incurred in connection with its organization and ordinary course business operations (including Employment Arrangements), the negotiation of this Agreement and the performance of this Agreement and of the Participating Agreements with the Other Participating Companies, the registration of VIALOG Stock under the Securities Act, compliance with the requirements of the HSR Act (if applicable) and the performance of all other Governmental Filings, and the financing of the foregoing. Except as contemplated by the foregoing, neither of VIALOG or VIALOG Merger Subsidiary has engaged in any business activities of any type or kind whatsoever, nor entered into any agreements or arrangements with any Person, nor is it subject to or bound by any obligation or undertaking.

         5.7  Capitalization of VIALOG and VIALOG Merger Subsidiary. The
              -----------------------------------------------------
authorized and outstanding capital stock of each of VIALOG and VIALOG Merger Subsidiary is as set forth in Section 5.7 of the Disclosure Schedule. All of such outstanding capital stock has been duly authorized and validly issued, is fully paid and non-assessable and is not subject to any preemptive or similar rights. All shares of common stock of VIALOG Merger Subsidiary held by VIALOG have been duly authorized and validly issued to VIALOG and are fully paid and non-assessable and are not subject to any preemptive or similar rights. As of the date of this Agreement, except for this Agreement, the Participating Agreements, the Underwriting Agreement, and as set forth on Section 5.7 of the Disclosure Schedule, there are not any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or any other agreements of any character obligating VIALOG or VIALOG Merger Subsidiary to issue any shares of VIALOG Stock or other shares of capital stock of VIALOG or of VIALOG Merger Subsidiary, or any other securities convertible into or evidencing the right to subscribe for any such shares. When issued in connection with the Merger, the VIALOG Stock will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights.

         5.8 Registration Statement. The Registration Statement and any amendments thereto will comply when the Registration Statement becomes effective in all material respects with the provisions of the Securities Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus will not as of the issue date thereof contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this Section 5.8 will not apply to statements or omissions in the Registration Statement or the Prospectus based on information relating to the Underwriter furnished to VIALOG in writing by the Underwriter, or based on information relating to any of the Other Participating Companies or its stockholders furnished to VIALOG in writing by such Participating Company or any or its stockholders, or the Company or the Stockholders furnished to VIALOG in writing by the Company or any of the Stockholders. VIALOG will furnish the Company with a copy of the Registration Statement and of each amendment thereto until the Merger Closing and thereafter will furnish the Principal Stockholder with each amendment thereto and the final Prospectus.

         5.9  Solvency.  After the Effective Time, and upon the consummation of
              --------
the Merger, the Participating Mergers and the Transactions, VIALOG and its subsidiaries, individually and taken as a whole, will be solvent.

         5.10 Firm Commitment. The contemplated Public Offering shall be a firm
              ---------------
commitment underwriting and not a best efforts underwriting and all VIALOG Stock sold in the offering will be purchased by the Underwriter on the Effective Date and paid for by the Underwriter on the Public Offering Closing Date.

         5.11 Participating Agreements of Other Participating Companies. Except
              ---------------------------------------------------------
as set forth in Section 5.11 of the Disclosure Schedule or as dictated by the structuring of any transaction with a Participating Company as a sale of assets or stock rather than a merger or as set forth in any employment or noncompetition agreement required to be executed as a condition to closing pursuant to Article 7 of a Participating Agreement, each Participating Agreement entered into among VIALOG, any Subsidiary of VIALOG, and any Other Participating Company contains provisions substantially identical in form and substance to the provisions contained in Articles 3 through 12 of this Agreement, including, without limitation, the representations and warranties, covenants, termination provisions and indemnification provisions contained in those Articles. Except as set forth in Section 5.11 of the Disclosure Schedule or as dictated by the structuring of any transaction with a Participating Company as a sale of assets or stock rather than a merger or as set forth in any employment or noncompetition agreement required to be executed as a condition to closing pursuant to Article 7 of a Participating Agreement, no Participating Agreement contains any material provision which is not contained in substantially identical form in this Agreement.

         5.12 Continuing Representations and Warranties. Except for those
              -----------------------------------------
representations and warranties which speak as a specific date, all of the representations and warranties of VIALOG and the VIALOG Merger Subsidiary set forth in this Article will be true and correct in all material respects on the Public Offering Closing Date with the same force and effect as though made on and as of that date, and those, if any, which speak as of a specific date will be true and correct in all material respects as of such date.

                                    ARTICLE
                                       6
                             ADDITIONAL COVENANTS


         6.1  Access to Information; Confidentiality.
              --------------------------------------

              (a) The Company will afford to VIALOG and the Representatives of VIALOG full access during normal business hours throughout the period prior to the Effective Time to all of its (and its Subsidiaries') properties, books, contracts, commitments and records (including without limitation Tax Returns) and, during such period, will furnish promptly upon request (i) a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of any Applicable Law (including without limitation federal or state securities laws) or filed by any of them with any Authority in connection with the Transactions or which may have a material effect on their respective businesses, operations, properties, prospects, personnel, condition (financial or other), or results of operations, (ii) to the extent not provided for pursuant to the preceding clause, (A) all financial records, ledgers, workpapers and other sources of financial information processed or controlled by the Company or its accountants deemed by the Accountants necessary or useful for the purpose of performing an audit of the Company and the Company and its Subsidiaries taken as a whole and certifying financial statements and financial information and (B) all other information relating to the Company, its Subsidiaries and Stockholders that VIALOG or its Representatives requires, in either case for inclusion in or in support of the Registration Statement, and
(iii) such other information concerning any of the foregoing as VIALOG will reasonably request. Subject to the terms and conditions of the Confidentiality Letter (as defined below), which are expressly incorporated in this Agreement by reference for the benefit of the parties hereto, VIALOG will hold and will use commercially reasonable efforts to cause the Representatives of VIALOG to hold, and the Company will hold and will use commercially reasonable efforts to cause the Representatives of the Company to hold, in strict confidence all non-public documents and information furnished (whether prior or subsequent hereto) to VIALOG or to the Company, as the case may be, in connection with the Transactions.

              (b) Subject to the terms and conditions of the Confidentiality Letter, VIALOG and the Company may disclose such information as may be necessary in connection with seeking all Governmental and Private Authorizations or that is required by Applicable Law to be disclosed. In the event that this Agreement is terminated in accordance with its terms, VIALOG and the Company will each promptly redeliver all non-public written material provided pursuant to this Section or any other provision of this Agreement or otherwise in connection with the Merger and the Transactions and will not retain any copies, extracts or other reproductions in whole or in part of such written material other than one copy thereof which will be delivered to independent counsel for such party.

              (c) The Company and VIALOG acknowledge that the Company and VIALOG have executed one or more Confidential Disclosure Agreements (collectively, the

"Confidentiality Letter"), which separately and as incorporated in this Agreement will remain in full force and effect after and notwithstanding the execution and delivery of this Agreement, and that information obtained from the Company by VIALOG, or its Representatives or by the Company or its Representatives from VIALOG pursuant to Section 6.1(a), the Confidentiality Letter or otherwise will be subject to the provisions of the Confidentiality Letter.

              (d) No investigation pursuant to this Section 6.1 will affect any representation or warranty in this Agreement of any party or any condition to the obligations of the parties.

         6.2  Agreement to Cooperate.
              ----------------------

              (a) Each of the Parties will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate the Merger and make effective the Transactions, including using commercially reasonable efforts (i) to prepare and file with the applicable Authorities as promptly as practicable after the execution of this Agreement all requisite applications and amendments thereto, together with related information, data and exhibits, necessary to request issuance of orders approving the Merger and the Transactions by all such applicable Authorities, each of which must be obtained or become final in order to satisfy the conditions applicable to it set forth in
Section 7; (ii) to obtain all necessary or appropriate waivers, consents and approvals, (iii) to effect all necessary registration, filings and submissions (including without limitation the Registration Statement, other filings under the Securities Act or the HSR Act and any other submissions requested by the SEC or the Federal Trade Commission or Department of Justice) and (iv) to lift any injunction or other legal bar to the Merger and the Transactions (and, in such case, to proceed with the Merger and the Transactions as expeditiously as possible), subject, however, to the requisite votes of the Stockholders. Each of the Parties recognizes that the consummation of the Merger and the Transactions may be subject to the pre-merger notification requirements of the HSR Act. Each agrees that, to the extent required by Applicable Law to consummate the Merger, it will file with the Antitrust Division of the Department of Justice and the Federal Trade Commission a Notification and Report Form in a manner so as to constitute substantial compliance with the notification requirements of the HSR Act. Each covenants and agrees to use commercially reasonable efforts to achieve the prompt termination or expiration of any waiting period or any extensions thereof under the HSR Act.

              (b) Each of the Parties agrees to take such actions as may be necessary to obtain any Governmental Authorizations legally required for the consummation of the Merger and the Transactions, including the making of any Governmental Filings, publications and requests for extensions and waivers.

              (c) The Company will use commercially reasonable efforts on or prior to the Public Offering Closing Date (i) to obtain the satisfaction of the conditions specified in Sections 7.1 and 7.2; (ii) if requested by VIALOG, to seek the consents (to the extent required) to the continued existence in accordance with its then-stated terms of all long-term debt of each of the Company and each of its Subsidiaries; and (iii) to attempt to cause those key employees of the Company and its Subsidiaries designated by VIALOG that are not Stockholders to execute and deliver non-competition agreements substantially conforming in form and substance to the non-competition agreements currently maintained by VIALOG with its key employees in the form attached as Exhibit 6.2(c). Each of VIALOG and VIALOG Merger Subsidiary will use its best efforts on or prior to the Public Offering Closing Date to obtain the satisfaction of the conditions applicable to it specified in Sections 7.1 and 7.3. The Principal Stockholder will use commercially reasonable efforts to obtain the satisfaction of the conditions applicable to the Principal Stockholder in Section 7.2.

          (d) The Company agrees that, except as set forth in Section 3.19 of the Disclosure Schedule, prior to the Public Offering Closing Date it will not make or permit to be made any material change affecting any bank, trust company, savings and loan association, brokerage firm or safe deposit box or in the names of the Persons authorized to draw thereon, to have access thereto or to authorize transactions therein or in such powers of attorney, or open any additional accounts or boxes or grant any additional powers of attorney, without in each case obtaining the prior written consent of VIALOG, which consent VIALOG will not unreasonably withhold.

          (e) The Company will take such steps as are necessary and appropriate to obtain, and will promptly obtain, satisfaction and discharge of all Liens set forth in Section 3.15(b) of the Disclosure Schedule.

     6.3  Assignment of Contracts and Rights. Anything in this Agreement to the
          ----------------------------------
contrary notwithstanding, this Agreement will not constitute an agreement to assign any Claim, Contractual Obligation, Governmental Authorization, Lease, Private Authorization, commitment, sales, service or purchase order, or any claim, right or benefit arising thereunder or resulting therefrom, if the Merger or the Transactions would be deemed an attempted assignment thereof without the required consent of a third party thereto and would constitute a breach thereof or in any way affect the rights of VIALOG, VIALOG Merger Subsidiary or the Company thereunder. If such consent is not obtained, or if consummation of the Merger and the Transactions would affect the rights of the Company thereunder so that the Surviving Corporation would not in fact receive all such rights, the Company will cooperate with VIALOG in any arrangement designed to provide for the benefits thereof to the Surviving Corporation, including subcontracting, sublicensing or subleasing to the Surviving Corporation or enforcement for the benefit of the Surviving Corporation of any and all rights of the Company or its Subsidiaries against a third party thereto arising out of the breach or cancellation by such third party or otherwise. Any assumption by the Surviving Corporation of the Company's rights thereunder by operation of law in connection with the Merger which will require the consent or approval of any third party will be made subject to such consent or approval being obtained.

     6.4  Compliance with the Securities Act. Each of VIALOG and the Company
          ----------------------------------
will use its commercially reasonable efforts to cause each executive officer, each director and each other Person who is an "affiliate," as that term is defined in paragraph (a) of Rule 144 under the Securities Act, of the Company, or who will, upon consummation of the Merger and the Transactions become, an "affiliate" of VIALOG, and each Stockholder of the Company, to deliver to VIALOG on or prior to the Merger Closing a written agreement (the "Registration Rights Agreement") to the effect that such Person will not offer to sell, sell or otherwise dispose of any shares of VIALOG Stock issued pursuant to the consummation of the Transactions, except, in each case, pursuant to an effective registration statement or in compliance with Rule 144, or in a transaction which, in the opinion of legal counsel for such "affiliates" (such legal counsel to be satisfactory to legal counsel for VIALOG), as set forth in a written opinion satisfactory in form, scope and substance to the legal counsel of VIALOG, is exempt from registration under the Securities Act and applicable state securities laws. The Registration Rights Agreement shall be substantially in the form of Exhibit 6.4. Notwithstanding anything to the contrary in this Agreement, VIALOG will have no obligation under the Registration Rights Agreement or otherwise to register under the Securities Act or any applicable state securities laws, or otherwise to facilitate the transfer of, shares of VIALOG Stock received by any such Person who fails to execute the Registration Rights Agreement as provided herein, and such Person will forfeit all "demand registration" and other rights provided for in the Registration Rights Agreement and all "piggyback" rights provided for in the Registration Rights Agreement.

     6.6  Conduct of Business.
          -------------------

          (a) Prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated, the Company and its Subsidiaries will (i) use their best efforts to preserve intact their respective business organizations and good will, keep available the services of their respective officers and employees as a group and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with them, (ii) confer on a regular and frequent basis with one or more representatives of VIALOG to report operational matters of Materiality and the general status of ongoing operations, and (iii) notify VIALOG of any emergency or other change in the normal course of their business and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing would be Material to the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole.

          (b) Except as set forth in Schedule 6.5(b) (or Section 6.5(b) of the Disclosure Schedule, as the case may be) or with the written permission of VIALOG, the Company agrees further that the Company (i) will not make, declare or pay any dividends or other distributions on any Shares or the stock of the Company's Subsidiaries or redeem or repurchase or otherwise acquire any Shares (except cancellation of options and warrants as required in this Agreement),
(ii) will not enter into or terminate any Employment Arrangement with any director or officer, (iii) will not incur any obligation or liability (absolute or contingent), except current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business (iv) will not discharge or satisfy any Lien or Encumbrance or pay any obligation or liability (absolute or contingent) other than current liabilities shown on its Financial Statements, and current liabilities incurred since those dates in the ordinary course of business, (v) will not mortgage, pledge, create a security interest in, or subject to Lien or other Encumbrance any of its assets, tangible or intangible, (vi) will not sell or transfer any of its tangible assets or cancel any debts or claims except in each case in the ordinary course of business,
(vii) will not sell, assign, or transfer any trademark, trade name, patent, or other Intangible Asset, (viii) will not waive any right of any substantial value, (ix) will not make any material change in the tax procedures or practices followed by the Company or any of its Subsidiaries, (x) will not make any change in credit terms offered by the Company or any of its Subsidiaries, (xi) will not make any capital expenditure or Material Commitment for any additions or improvements to its or any of its Subsidiary's property, plant or equipment, (xii) will not amend its capitalization, or issue any stocks, bonds or other securities, except that the Company may issue shares pursuant to outstanding Option Securities and Convertible Securities, (xiii) will not enter into, modify or extend, or promise any bonus or incentive compensation program that was not in place prior to June 1, 1996 and (xiv) will otherwise conduct its operation and the operations of its Subsidiaries according to their ordinary and usual course of business.

     6.6  No Solicitation. The Company will not, nor will it permit any
          ---------------
Subsidiary, or any of the Company's or any Subsidiary's Representatives (including, without limitation, any investment banker, attorney or accountant retained by it) to, initiate, solicit or facilitate, directly or indirectly, any inquires or the making of any proposal with respect to an Other Transaction, engage in any discussions or negotiations concerning, or provide to any other person any information or data relating to it or any Subsidiary for the purposes of, or otherwise cooperate in any way with or assist or participate in, or facilitate any inquires or the making of any proposal which constitutes, or may reasonably be expected to lead to, a proposal to seek or effect an Other Transaction, or agree to or endorse any Other Transaction. Nothing contained in this Section will prohibit the Company or its Board of Directors from making any disclosure to Stockholders that, in the reasonable judgment of its Board of Directors in accordance with, and based upon the written advice of outside counsel, is required under Applicable Law. The Company will promptly advise VIALOG of, and communicate the material terms of, any proposal it may receive, or any inquires it receives which may reasonably be expected to lead to such a proposal relating to an Other Transaction, and the identity of the Person making it. The Company will further advise VIALOG of the status and changes in the material terms of any such proposal or inquiry (or any amendment to any of them). During the term of this Agreement, the Company will not enter into any agreement oral or written, and whether or not legally binding, with any Person that provides for, or in any way facilitates, an Other Transaction, or affects any other obligation of the Company under this Agreement.

     6.7  Directors' and Officers' Indemnification and Insurance.
          ------------------------------------------------------

          (a) From and after the Effective Time, the Surviving Corporation will indemnify, defend and hold harmless the present and former officers and directors of the Company against all Claims or amounts that are paid in settlement of, with the approval of the Surviving Corporation, or otherwise in connection with any Claim based in whole or in part on the fact that such Person is or was a director or officer of the Company and arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the Merger and the Transactions), in each case to the fullest extent permitted under the BCA (and will pay any expenses in advance of the final disposition of any such action or proceeding to each such Person to the fullest extent permitted under the BCA, upon receipt from the Person to whom expenses are advanced of an undertaking to repay such advances to the extent required under the BCA). The Surviving Corporation will observe and comply with the Company's obligations pursuant to the indemnification agreements, if any, listed in Section 3.9 of the Disclosure Schedule.

          (b) This Section 6.7 is intended to be for the benefit of, and will be enforceable by, the former officers and directors of the Company, their heirs and personal representatives and will be binding on the Surviving Corporation and its respective successors and assigns.

          (c) VIALOG will apply for directors and officers insurance in the amount of $2,000,000 for the benefit of the directors and officers of VIALOG and the Surviving Corporations.

     6.8  Notification of Certain Matters. The Company will give prompt notice
          -------------------------------
to VIALOG, and VIALOG will give prompt notice to the Company, of (a) the occurrence or non-occurrence of any Event the occurrence or non-occurrence of which would be likely to cause in any material respect (i) any representation or warranty of the Company or VIALOG, as the case may be, contained in this Agreement to be untrue or inaccurate, or (ii) in the case of the Company or the Principal Stockholder, any change to be made in the Disclosure Schedule and (b) any failure of the Company or VIALOG, as the case may be, to comply with or satisfy, or be able to comply with or satisfy, any material covenant, condition or agreement to be complied with or satisfied by it under this Agreement. The delivery of any notice pursuant to this Section 6.8 will not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

     6.9  Public Announcements. Until the Merger Closing, or in the event of
          --------------------
termination of this Agreement, the closing of the Public Offering (or its abandonment), the Company will consult with VIALOG before issuing any press release or otherwise making any public statements with respect to this Agreement, the Merger or any Transaction (including the Participating Mergers or the termination of this Agreement in such event) and will not issue any such press release or make any such public statement without the prior consent of VIALOG and the written advice of legal counsel to VIALOG that such press release or such public statement will not affect the registration of VIALOG Stock under the Securities Act or the timing of the effectiveness thereof. The Company acknowledges and agrees that VIALOG may, without the prior consent of the Company, issue such press release or make such public statement as may be required by Applicable Law or any listing agreement or arrangement to which VIALOG is a party with a national securities exchange or the National Association of Securities Dealers, Inc. Automated Quotation System, or as recommended by outside counsel. VIALOG will exercise commercially reasonable efforts to furnish the Company a copy of any press release relating to Other Participating Companies prior to its publication and will furnish a copy of any such press release so issued as soon as practicable after its publication, but any failure on VIALOG's part to do so will not be deemed a breach of or default under this Agreement. VIALOG will furnish the Company with a copy of any press release or public information of VIALOG, at a reasonable time prior to its release for publication.

     6.10 Conveyance Taxes. The Parties will cooperate with one another in the
          ----------------
preparation, execution and filing of all Returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees, and any similar Taxes which become payable in connection with the Transactions that are required or permitted to be filed on or before the Effective Time.

     6.11 Obligations of VIALOG. VIALOG agrees to take all action necessary to
          ---------------------
cause VIALOG Merger Subsidiary and the Surviving Corporation to perform their respective obligations under this Agreement and will use commercially reasonable efforts to consummate, and cause VIALOG Merger Subsidiary to consummate, the Merger on the terms and conditions set forth in this Agreement.

     6.12 Employee Benefits; Severance Policy. VIALOG will cause the Surviving
          -----------------------------------
Corporation to maintain through its fiscal year ending December 31, 1997:

          (a) employee incentive compensation and fringe benefits that are substantially equivalent to those provided to employees of the Company and its Subsidiaries as in effect on the date of this Agreement, subject to the right of VIALOG and the Surviving Corporation to amend or terminate such programs in accordance with their terms, provided that after any such amendment or termination the resulting programs continue to be substantially equivalent to the existing programs, and

          (b) employee severance pay and benefits that are substantially equivalent to the applicable severance programs of the Company and its Subsidiaries as in effect on the date hereof, subject to the right of VIALOG and the Surviving Corporation to amend or terminate such programs in accordance with their terms, provided that after any such amendment or termination, the resulting programs continue to be substantially equivalent to the existing programs.

Notwithstanding the foregoing, as soon as convenient after such period, the Surviving Corporation may, in its sole discretion, substitute employee compensation, benefit and severance programs for those of the Company as are consistent with the programs provided to VIALOG's employees and the employees of VIALOG's Subsidiaries.

     6.13 Certain Actions Concerning Business Combinations.
          ------------------------------------------------

          (a) Neither the Principal Stockholder nor any Representative thereof will, during the period commencing on the date of the filing of the Registration Statement and ending with the earlier to occur of the Merger Closing or the termination of this Agreement in accordance with its terms, directly or indirectly (i) solicit or initiate the submission of proposals or offers from any Person or, (ii) participate in any discussions pertaining to, or
(iii) furnish any information to any Person other than VIALOG relating to, any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, the Company or a merger, consolidation or business combination of the Company or any Subsidiary (other than the Merger).

          (b) The Company will not apply, and will not take any action resulting in the application of, or otherwise elect to apply, the provisions of applicable Massachusetts takeover laws, if any, with respect to or as a result of the Merger or the Transactions.

     6.14 Termination of Option Securities and Convertible Securities. The
          -----------------------------------------------------------
Company will take all action necessary to terminate the exercise rights of all outstanding Option Securities and the conversion rights of all Convertible Securities issued by the Company as of the Effective Time to the extent such option and conversion rights are not exercised prior to the Merger Closing, and to provide timely notice to all holders of Option Securities and Convertible Securities notifying them of such termination. Without the prior written consent of VIALOG, except as set forth in Section 3.15(a) of the Disclosure Schedule,
(a) such termination or notice will not cause an acceleration of the exercise, conversion or vesting schedule of any Option Security or of any Convertible Security, and (b) the Company will not otherwise accelerate, or cause an acceleration of, the exercise, conversion or vesting schedule of any Option Security or Convertible Security. Prior to the Merger Closing, the Company will issue Certificates to all holders of properly exercised Option Securities and properly converted Convertible Securities. Such Certificates will accurately represent the number of Shares to which such holder is entitled by virtue of such exercise or conversion and the Company will amend Section 3.15(b) of the Disclosure Schedule accordingly.

     6.15 Tax Returns. The Principal Stockholder will cause all Tax Returns of
          -----------
the Company and its Subsidiaries with respect to taxable periods ending on or before the Effective Time to be prepared in a manner consistent with past practices and VIALOG will file such Tax Returns promptly upon receipt thereof from the Principal Stockholder or the Company. At least thirty days before the due date (including any extensions) for any such Tax Returns, the Principal Stockholder or the Company will provide drafts of such Tax Returns to VIALOG for its review and comment (which reasonable comments will be incorporated into the final Tax Returns), and VIALOG will cooperate with the Principal Stockholder and provide the Principal Stockholder with access to any books and records reasonably necessary for their preparation of such draft Tax Returns. VIALOG will file no amended Tax Returns with respect to the Company and the Subsidiaries for any taxable period ending on or before the Effective Time if the Principal Stockholder reasonably objects thereto and furnishes VIALOG with indemnification satisfactory in form and substance to it, including without limitation, indemnification for all interest, penalties and Expenses resulting from the failure to amend such Tax Returns and all proceedings in connection therewith.

     6.16 Employment and Noncompetition. On or before the Merger Closing, the
          -----------------------------
Principal Stockholder will execute and deliver to VIALOG the employment agreement contemplated by Section 7.2(s) to be effective as of the Public Offering Closing Date. From and after the Public Offering Closing Date, the Principal Stockholder will not compete with VIALOG or any of its Subsidiaries except to the extent not prohibited by Exhibit 7.2(s).
                                       --------------

     6.17 Distributions, Liabilities, Etc.
          -------------------------------

          (a) The Company and VIALOG acknowledge and agree that the Company contemplates that (i) prior to the Merger Closing it will make certain Distributions to Stockholders, employees of and consultants to the Company, (ii) no later than Merger Closing, it will cause certain Liens to be discharged in their entirety (with financing statement terminations properly recorded), and
(iii) as of Merger Closing, it will indemnify VIALOG for certain liabilities (except to the extent obligees with respect thereto release the Company and its Affiliates therefrom), in each case as set forth in the Disclosure Schedule.
Schedule 6.17 (or Section 6.17 of the Disclosure Schedule, as the case may be) lists each such Distribution, Lien and liability;

          (b) The Company agrees that Distributions not permitted pursuant to Section 3.18 will be made by the Company (or VIALOG or the Surviving Company if after the Effective Date) only to the extent provided in Schedule 6.17 (or
Section 6.17 of the Disclosure Schedule, as the case may be); and

          (c) The Company further agrees that, notwithstanding anything to the contrary in Section 10.1, it will indemnify VIALOG and VIALOG Merger Subsidiary against all Claims and Expenses incurred by VIALOG and VIALOG Merger Subsidiary (or either of them) by virtue of any failure on the Company's part to secure the discharges from Liens contemplated by Schedule 6.17 (or Section 6.17 of the Disclosure Schedule, as the case may be) or any damage or harm attributable to a liability to be indemnified against as contemplated by
Schedule 6.17 (or Section 6.17 of the Disclosure Schedule, as the case may be).

     6.18  Release from Personal Guarantees. On or prior to the Public Offering
           --------------------------------
Closing Date, VIALOG will either obtain releases of the personal guarantees of the Stockholders of Indebtedness or discharge or arrange for the discharge of such Indebtedness. VIALOG will either obtain releases of the personal guarantees of the Stockholders of Contractual Obligations which extend beyond the Public Offering Closing Date or indemnify and hold the Stockholders harmless from such personal guarantees.

     6.19  No Significant Changes VIALOG agrees that there will be no
           ----------------------
"significant change" (as defined below) in the conduct of the business of the Company for a period of two years after the Public Offering Closing Date without the approval of a majority in interest of the Stockholders. "Significant change" means any change in the location of the Company's facilities, a physical merging of the Company's operations with another operation, any change in the position of those employees who receive employment agreements pursuant to Section 7.2(s), or a reduction in force or the termination of any employee except as related to employee performance or the contemplated reorganization of the combined sales/marketing staff or the accounting function.

     6.20 Registration Statement.
          ----------------------

          (a) The Company and the Principal Stockholder will furnish to VIALOG all necessary information concerning the Company and the Principal Stockholder for VIALOG to file the Registration Statement.

          (b) The Company and the Principal Stockholder have reviewed or have had reviewed on their behalf, and will be familiar with the information concerning the Company and the Stockholders (or any of them) in the Prospectus, which will be furnished to them by VIALOG for their review, and will have no knowledge of any material fact, condition or information concerning the Company and the Stockholders misstated or not disclosed in such Prospectus.

          (c) VIALOG agrees to use its best efforts to prepare and file the Registration Statement prior to February 28, 1997 and furnish to the Company and the Principal Stockholder a copy of information concerning the Company and the Stockholders included therein and each amendment thereto two business days prior to such filing date.

     6.21 Tax Status. VIALOG, the Company and the Principal Stockholder agree to
          ----------
use their best efforts to maintain the status of the Merger and the Participating Mergers as a tax free incorporation, provided VIALOG's Accountants so advise and provided the relative ownership rights of all parties remain the same.

     6.22 Self Dealing. VIALOG agrees that it will not and will not allow any
          ------------
Subsidiary to enter into contracts and business arrangements with Persons and Entities owned in whole or in part by officers and directors of VIALOG or any Subsidiary except on an arms length basis and with the approval of the VIALOG Board of Directors.


                                     ARTICLE
                                       7
                               CLOSING CONDITIONS


     7.1  Conditions to Obligations of Each Party to Effect the Merger. The
          ------------------------------------------------------------
respective obligations of each Party to effect the Merger will be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

          (a) This Agreement, the Merger and the Transactions shall have been approved and adopted in accordance with the BCA by the affirmative vote, or to the extent permitted by Applicable Law, by written consent, of the Stockholders holding at least the minimum number of shares of the Company Stock then issued and outstanding as are required by Applicable Law and the Company's Organizational Documents for such approval and adoption,

          (b) No proceeding before any Authority or Claim by any Person shall be pending, challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the Merger or the Public Offering, or seeking material damages or imposing any Adverse conditions in connection therewith,

          (c) Other than the filing of merger documents in accordance with the BCA and the DBCL, all authorizations, consents, waivers, orders or approvals required to be obtained, and all filings, submissions, registrations, notices or declarations required to be made, by VIALOG or VIALOG Merger Subsidiary and the Company prior to the consummation of the Merger and the Transactions shall have been obtained from, and made with, all required Authorities, except for such authorizations, consents, waivers, orders, approvals, filings, registrations, notices or declarations the failure to obtain or make would not, assuming consummation of the Merger, have an Adverse Effect on the Company and the Company and its Subsidiaries taken as a whole,

          (d) (i) The Registration Statement shall have become effective and shall contain no untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the shares of VIALOG Stock offered in the Public Offering shall have been sold and purchased subject only to consummation of the Merger, the Participating Mergers and the Transactions, (iii) every condition to closing the Public Offering (except as provided in clause (iv) immediately succeeding) shall have been satisfied or properly waived and (iv) release of the closing documents relating to the Public Offering and distribution of the proceeds of the sale of all shares of VIALOG Stock sold and purchased in the Public Offering shall have been unconditionally authorized by the Underwriter upon consummation of the Merger and the Participating Mergers,

          (e) The minimum number of Participating Mergers required to prevent termination pursuant to Section 8.1(b)(ii) of this Agreement shall have been authorized and approved in accordance with Applicable Law and the Organizational Documents of the Other Participating Companies, in the case of the Participating Mergers,

          (f) Subject to such material amendments, if any, as shall be proposed prior to Merger Closing by VIALOG to be effective immediately after Merger Closing, and to the extent reasonably satisfactory to the Company and the Other Participating Companies, the VIALOG stock option plan described in the Registration Statement shall have been approved and adopted by all action (corporate and other) required for implementation thereof,

          (g)  Each of the Persons named on Exhibit 7.1(g), including one
                                            --------------
Person proposed by a majority of the chief executive officers of the Company and the Other Participating Companies acting as a group, shall have been elected a director of VIALOG, effective immediately after the Public Offering Closing Date, and all together shall constitute the entire Board of Directors of VIALOG, each to serve until the election of the successor to, or the earlier resignation or termination of, such director, and

          (h) VIALOG shall have delivered to the Exchange Agent that number of shares of VIALOG Stock as determined pursuant to Section 2.1 of this Agreement and of the

Participating Agreements issued in the name of the Stockholders and the stockholders and other Persons holding equity interests in the Participating Companies.

     7.2  Conditions to Obligations of VIALOG and VIALOG Merger Subsidiary. The
          ----------------------------------------------------------------
obligations of VIALOG and VIALOG Merger Subsidiary to effect the Merger will be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

          (a) The Company shall have complied in all material respects with its agreements contained in this Agreement, the certificates to be furnished to VIALOG pursuant to this Section shall be true, correct and complete, all Collateral Documents shall be reasonably satisfactory in form, scope and substance to VIALOG and its counsel, and VIALOG and its counsel shall have received all information and copies of all documents, including records of corporate proceedings, which they may reasonably request in connection therewith, such documents where appropriate to be certified by proper corporate officers,

          (b) The Company shall have furnished VIALOG and the Underwriters with the favorable opinion, dated the Public Offering Closing Date of Tarlow, Breed, Hart, Murphy & Rodgers, P.C., which may contain limitations and qualifications as to scope and law and rely on certifications as to facts of officers of the Company and public officials as are reasonable and customary to opinions delivered in the type of business transactions covered by this Agreement, addressing the following:

               (i) Due organization, valid existence and good standing of the Company and each Subsidiary, together with an opinion as to foreign qualifications,

               (ii) Requisite corporate power and authority and all, to such counsel's knowledge, necessary Governmental Authorizations for the Company and each Subsidiary to own, lease and operate its properties and to carry on its business as it is now being conducted,

               (iii) In respect of the Company and each Subsidiary, the number of shares of capital stock or other voting securities authorized, issued, reserved for issuance or outstanding as of the date of this Agreement and the Effective Time and number of Option Securities and amount of Convertible Securities outstanding as of such dates,

               (iv) Due authorization, valid issuance, full payment and non-assessability of outstanding shares of capital stock of the Company and each Subsidiary and (upon issuance on the terms and conditions specified in the Option Securities and Convertible Securities pursuant to which they are issuable) all shares of such capital stock subject to issuance and absence of preemptive rights with respect thereto,

                  (v) To the knowledge of counsel, (A) there are not Contractual Obligations to repurchase, redeem or otherwise acquire any shares of Company Stock or any stock of any Subsidiary, or any Option Securities and Convertible Securities, (B) the Merger will not cause an acceleration of the exercise or vesting schedule of any Option Securities and Convertible Securities and (C) all outstanding shares of stock of each Subsidiary are owned by the Company or by another Subsidiary, free and clear of any Lien (except as set forth in Section 3.1(d) of the Disclosure Schedule),

                  (vi) Corporate power and authority of the Company to execute and deliver the Agreement and all Collateral Documents executed or required to be executed pursuant thereto or to consummate the Merger, to perform its obligations thereunder and to consummate the Merger,

                  (vii) Due and valid authorization by the Company and the Principal Stockholder by all necessary corporate (and other) action of the execution, delivery and performance of the Agreement and all Collateral Documents executed or required to be executed pursuant thereto or to consummate the Merger and the consummation by the Company of the Merger,

                  (viii) Due authorization and valid execution and delivery by, and enforceability against, the Company and the Principal Stockholder of the Agreement and all Collateral Documents executed or required to be executed pursuant hereto or thereto or to consummate the Merger and the Transactions except (A) as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement, voidable preference, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors and as the same may be subject to the effect of general principles of equity and (B) that no opinion need be expressed as to the enforceability of indemnification and noncompetition provisions included herein;

                  (ix) The execution and delivery of the Agreement and all Collateral Documents executed or required to be executed pursuant thereto or to consummate the Merger by the Company do not, and the performance of the Agreement and all Collateral Documents executed or required to be executed pursuant thereto or to consummate the Merger and the consummation of the Transactions by the Company will not, (i) conflict with or violate the Organizational Documents of the Company or any Subsidiary, (ii) conflict with or violate any Applicable Law, or (iii) to counsel's knowledge, constitute a breach or default under, or give to others any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any Subsidiary pursuant to, any Material Agreement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any property or asset of the Company or any Subsidiary is bound or affected,

                  (x) No consents from or filings with any Governmental Authority (other than filings under the HSR Act, if applicable, and filings of certificates of merger) are required for the execution and delivery of the Agreement by the Company and the performance of the Agreement and all Collateral Documents executed or required to be executed pursuant thereto or to consummate the Merger and the consummation of the Merger by the Company,

                  (xi) Required filings with the Secretary of State of Massachusetts have been made,

                  (xii) To the knowledge of counsel, absence of pending or threatened material Legal Action,

                  (xiii)   Nonapplicability of Massachusetts takeover laws, and

                  (xiv) such other customary matters concerning the Stockholders in connection with the Public Offering as may reasonably be requested by the Underwriter or its counsel,

          (c) No Legal Action or other Claim shall be pending or threatened at any time prior to or on the Public Offering Closing Date before or by any Authority or by any other Person seeking to restrain or prohibit, or damages or other relief in connection with, the execution and delivery of this Agreement or the consummation of the Merger and the Transactions or which might in the reasonable judgment of VIALOG have any Adverse Effect on the Company or the Company and its Subsidiaries taken as a whole or, assuming consummation of the Merger and the Participating Mergers, VIALOG and its Subsidiaries taken as a whole,

          (d) Each Principal Stockholder (other than a Principal Stockholder executing and delivering the agreement contemplated by Section 7.2(s)) and other Persons listed on Schedule 7.2(d) (or Section 7.2(d) of the Disclosure Schedule, as the case may be) shall have executed and delivered to VIALOG a noncompetition agreement, substantially in the form of Exhibit 7.2(d),
                                        --------------

          (e) The representations, warranties, covenants and agreements of the Company contained in this Agreement or otherwise made in writing by it or on its behalf pursuant to this Agreement or otherwise made in connection with the Merger and the Transactions shall be true and correct in all material respects at and as of the Public Offering Closing Date with the same force and effect as though made on and as of such date except those which speak as of a certain date which shall continue to be true and correct in all material respects as of such date and the Public Offering Closing Date, each and all of the agreements and conditions to be performed or satisfied by the Company under this Agreement at or prior to the Public Offering Closing Date shall have been duly performed or satisfied in all material respects, and the Company shall have furnished VIALOG with such certificates and other documents evidencing the truth of such representations, warranties, covenants and agreements and the performance of such agreements or conditions as VIALOG shall have reasonably requested,

          (f) VIALOG shall have received from its Accountants, a certificate or letter, dated the Public Offering Closing Date, to the effect that, on the basis of a limited review in accordance with the standards for such reviews promulgated by the American Institute of Certified Public Accountants as outlined in Statement of Standards of Accounting and Review Services No. 1, they have no reason to believe that the unaudited financial statements set forth in the Registration Statement were not prepared in accordance with GAAP and practices consistent with those followed in the preparation of the audited financial statements audited by the Accountants as contemplated by Section 6.1(a), or that any material modifications of such unaudited financial statements are required for a fair presentation of the financial position or results of operations or changes in financial position of the Company or that during the period from the last day covered by the most recent financial statements set forth in the Registration Statement prepared by the Accountants as contemplated by Section 6.1(a) to a date not more than five (5) days prior to the Public Offering Closing Date, there has been any Adverse Change in the financial position or results of the operations of the Company or the Company and its Subsidiaries taken as a whole which is not described in the Registration Statement,

          (g) All actions taken by the Stockholders to approve and adopt this Agreement, the Merger and the Transactions shall comply in all respects with and shall be legal, valid, binding, enforceable and effective under the Law of the jurisdiction of incorporation of the Company, its Organizational Documents and all Material Agreements to which it or any of its Subsidiaries is a party or by which it or any of them or any of its or any of their property or assets is bound,

          (h) The Company shall have obtained consents to the assignment and continuation of all Material Agreements which, in the reasonable judgment of VIALOG or its counsel, require such consents, including appropriate binders or consents as to policies of insurance to be assigned to VIALOG or the Surviving Corporation under this Agreement. The Company shall have obtained satisfaction and discharge of all Liens set forth in Section 3.15(b) of the Disclosure Schedule, and shall have obtained, on terms and conditions reasonably satisfactory to VIALOG, all Governmental Authorizations and Private Authorizations, and all modifications of Contractual Obligations relating to Indebtedness, which VIALOG deems, reasonably necessary or desirable in order to own and operate and conduct the business of the Surviving Corporation, substantially on the basis heretofore owned, operated and conducted by the Company and proposed to be owned, operated and conducted by VIALOG,

          (i) Between the date of this Agreement and the Public Offering Closing Date, there shall not have occurred and be continuing any Adverse Change affecting the Company or the Company and its Subsidiaries taken as a whole from the condition thereof (financial and other) reflected in the Financial Statements or in the audited financial statements prepared by the Accountants as contemplated by Section 6.1(a) or in the most recent financial statements set forth in the Registration Statement,

          (j) The filing and waiting period requirements (if applicable) under the HSR Act relating to the consummation of the Merger and the Participating Mergers shall have been complied with,

          (k) No Law shall have been enacted or made by or on behalf of any Authority nor shall any legislation have been introduced and favorably reported for passage to either House of Congress by any committee, nor shall any Legal Action by any Authority been commenced or threatened, nor shall any decision, order or other action of any Authority have been rendered or taken, which in VIALOG's reasonable judgment, could have any Adverse Effect on the Company or the Company and its Subsidiaries taken as a whole, or could restrain, prevent or change the Merger or the Transactions or Adversely Affect the ability of the Principal Stockholder to perform its obligations under this Agreement, or the ability of VIALOG to continue to own, operate and conduct the business of the Surviving Corporation, substantially on the basis heretofore owned, operated and conducted by the Company and as proposed to be owned, operated and conducted by the Surviving Corporation,

          (l) VIALOG shall have received copies of any environmental audits the Company has received in respect of all real property owned or leased by the Company or any of its Subsidiaries. VIALOG, in its sole discretion and at its sole expense, may engage an independent environmental engineer to perform such audits and the results thereof shall not be materially inconsistent with the representations and warranties set forth in Section 3.23,

          (m) Each of the directors of the Company and each of its Subsidiaries and each trustee under each Plan shall have submitted his or her unqualified written resignation, dated as of the Public Offering Closing Date,

          (n) The Principal Stockholder shall have delivered to VIALOG an agreement, substantially in the form of Exhibit 7.2(n), dated the Public
                                        --------------
Offering Closing Date, releasing the Company and its Subsidiaries from any and all Claims against them (other than Claims arising from such Principal Stockholder having acted as a director or officer of the Company or such Subsidiary as contemplated by Section 6.7),

          (o) The Registration Rights Agreement shall have been executed and delivered by the Stockholders and the Executive Officers and principal Stockholders of VIALOG.

          (p) The Company shall not have suffered any material damage, destruction or loss (whether or not covered by insurance) or any material acquisition or taking of property by any Authority, nor shall it have experienced any material work stoppage,

          (q) Except for such leases and other Contractual Obligations as are set forth on Schedule 7.2(q) (or Section 7.2(q) of the Disclosure Schedule, as the case may be) and are executed, delivered and effective as of the Effective Time, all Contractual Obligations set forth in Section 3.9 of the Disclosure Schedule shall have been satisfied and discharged as of the Public Offering Closing Date,

          (r) The representations, warranties, covenants and agreements of the Principal Stockholder contained in this Agreement or otherwise made in writing by or on behalf of the Principal Stockholder pursuant to this Agreement or otherwise made in connection with the Merger and the Transactions shall be true and correct in all material respects at and as of the Public Offering Closing Date with the same force and effect as though made on and as of such date except those which speak as of a certain date which shall continue to be true and correct in all material respects as of such date and on the Public Offering Closing Date. Each and all of the agreements and conditions to be performed or satisfied by the Principal Stockholder under this Agreement at or prior to the Public Offering Closing Date, including without limitation the provisions set forth in Section 6.20, shall have been duly performed or satisfied in all material respects, and the Principal Stockholder shall have furnished VIALOG with such certificates and other documents evidencing the truth of such representations, warranties, covenants and agreements and the performance of such agreements or conditions as VIALOG or its counsel shall have reasonably requested,

          (s) Courtney Snyder shall have executed and delivered to VIALOG an employment and noncompetition agreement, substantially in the form of Exhibit
                                                                      -------
7.2(s),
------

          (t) The individuals listed on Schedule 7.2(t) (or Section 7.2(t) of the Disclosure Schedule, as the case may be) shall have executed and delivered to VIALOG an Employment Arrangement substantially in the form of Exhibit 7.2(t) and reasonably satisfactory to VIALOG and its counsel, and

          (u) VIALOG shall have received a letter from its Accountants to the effect that the Merger and the Transactions, the Participating Mergers and the transactions contemplated thereby, and the acquisition of stock of any Other Participating Company by VIALOG and the transactions contemplated thereby together qualify as a transaction to which Section 351 of the Code applies and will not result in any taxable income or gain or deductible loss to the Company, VIALOG or VIALOG Merger Subsidiary.

   7.3    Conditions to Obligations of the Company. The obligations of the
          ----------------------------------------
Company to effect the Merger will be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part to the extent permitted by Applicable Law:

           (a) VIALOG shall have furnished the Company and the Principal Stockholder with the favorable opinion dated the Public Offering Closing Date of Mirick, O'Connell, DeMallie & Lougee, LLP, counsel to VIALOG and VIALOG Merger Subsidiary, which may contain limitations and qualifications as to scope and law and rely on certifications as to facts of officers of VIALOG and VIALOG Merger Subsidiary and public officials as are reasonable and customary to opinions delivered in the type of business transactions covered by this Agreement, addressing the following:

                 (i) Due organization, valid existence and good standing of VIALOG and VIALOG Merger Subsidiary,

                 (ii) Due authorization and valid execution and delivery by, and enforceability against, VIALOG and VIALOG Merger Subsidiary of the Agreement except (A) as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement, voidable preference, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors and as the same may be subject to the effect of general principles of equity and (B) that no opinion need be expressed as to the enforceability of indemnification provisions,

                 (iii) Due authorization, valid issuance, full payment and non-assessability of and absence of preemptive rights with respect to the shares of VIALOG Stock to be received by the Stockholders,

                 (iv) The Registration Statement has become effective under the Securities Act, and to such counsel's knowledge, no stop order suspending its effectiveness has been issued and no proceedings for that purpose have been instituted or threatened by the SEC,

                 (v) The execution and delivery of the Agreement by VIALOG and VIALOG Merger Subsidiary and all Collateral Documents executed or required to be executed pursuant thereto or to consummate the Merger by them do not, and the performance of the Agreement and all Collateral Documents executed or required to be executed pursuant thereto or to consummate the Merger and the consummation of the Merger by them will not, (A) conflict with or violate the Organizational Documents of VIALOG or VIALOG Merger Subsidiary, (B) conflict with or violate any Applicable Law, or (C) to counsel's knowledge, constitute a default under, or give to others any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a Lien on any property or assets of VIALOG or VIALOG Merger Subsidiary pursuant to, any Material Agreement to which either is a party or by which either or any property or asset of either is bound or affected,

                 (vi) No consents from or filings with any Governmental Authority (other than filings under the HSR Act, if applicable, and filings of certificates of merger) are required for the execution and delivery of the Agreement by VIALOG and VIALOG Merger Subsidiary and the performance of the Agreement and all Collateral Documents executed or required to be executed pursuant thereto or to consummate the Merger and the consummation of the Merger by them, and

                 (vii) The required filings with the Delaware Secretary of State and the Massachusetts Secretary of State shall have been made, and a Certificate of Merger shall have been issued by the Massachusetts Secretary of State for the Merger.

         (b) Each of VIALOG and VIALOG Merger Subsidiary shall have complied in all material respects with its agreements contained in this Agreement, and the certificates to be furnished to the Company pursuant to this Section shall be true, correct and complete. All Collateral Documents shall be reasonably satisfactory in form, scope and substance to the Company and its counsel, and the Company and its counsel shall have received all information and copies of all documents, including records of corporate proceedings, which they may reasonably request in connection therewith, such documents where appropriate to be certified by proper corporate officers,

         (c) The representations, warranties, covenants and agreements of each of VIALOG and VIALOG Merger Subsidiary contained in this Agreement or otherwise made in writing by it or on its behalf pursuant to this Agreement or otherwise made in connection with the Merger and the Transactions shall be true and correct in all material respects at and as of the Public Offering Closing Date with the same force and effect as though made on and as of such date except those which speak as of a certain date which shall continue to be true and correct in all material respects as of such date and on the Public Offering Closing Date; each and all of the agreements and conditions to be performed or satisfied by each of VIALOG and VIALOG Merger Subsidiary under this Agreement at or prior to the Public Offering Closing Date shall have been duly performed or satisfied in all material respects; and each of VIALOG and VIALOG Merger Subsidiary shall have furnished the Company with such certificates and other documents evidencing the truth of such representations, warranties, covenants and agreements and the performance of such agreements or conditions as the Company shall have reasonably requested,

         (d) If executed and delivered to VIALOG by the Merger Closing, the employment agreements contemplated by Section 7.2(s) and for those persons listed on Schedule 7.2(t) (or Section 7.2(t) of the Disclosure Schedule, as the case may be) shall have been executed by the Surviving Corporation and delivered by VIALOG to the indicated person,

         (e) The filing and waiting period requirements (if applicable) under the HSR Act relating to the consummation of the Merger and the Participating Mergers shall have been complied with,

         (f)   VIALOG shall have obtained the insurance set forth in Section
6.7(c),

         (g) No Legal Action or other Claim shall be pending or threatened at any time prior to or on the Public Offering Closing Date before or by any Authority or by any other Person seeking to restrain or prohibit, or damages or other relief in connection with, the execution and delivery of this Agreement or the consummation of the Merger and the Transactions or which might in the reasonable judgment of the Company have any Adverse Effect on VIALOG and its Subsidiaries or the Company and its Subsidiaries taken as a whole or, assuming consummation of the Merger and the Participating Agreements, VIALOG and its Subsidiaries taken as a whole,

         (h) The Company shall have received a letter from the Accountants to the effect that the Merger and the Transactions qualify as a transaction to which Section 351 of the Code applies for federal income tax purposes and the exchange of the Shares for the Stock Merger Consideration, as contemplated hereby, will not result in any taxable income or gain or deductible loss to the common stockholders of the Company in their capacities as such common stockholders to the extent of the Stock Merger Consideration, and

         (i) The by-laws of VIALOG shall have been amended to remove the right of first refusal contained therein and the Company shall have received certification to its reasonable satisfaction that the VIALOG Stock to be issued in the Merger will not be subject to any transfer restrictions or purchase options under VIALOG's Certificate of Incorporation or by-laws.


                                    ARTICLE
                                       8
                       TERMINATION, AMENDMENT AND WAIVER


    8.1   Termination. This Agreement may be terminated at any time prior to the
          -----------
Effective Time, whether before or after approval of this Agreement, the Merger and the Transactions as follows:

          (a)   by mutual consent of the Company and VIALOG.

          (b)   by either VIALOG or the Company,

                 (i) if any permanent injunction, decree or judgment by any Authority preventing the consummation of the Merger or the Public Offering shall have become final and nonappealable, or if the terminating party determines in its reasonable discretion that the Merger has become inadvisable or impracticable by reason of the institution by any Authority or other Person of material Legal Action, or

                 (ii) if the Merger Closing shall not occur on or before the Termination Date.

          (c)   by the Company:

                 (i) in the event of a breach of this Agreement by VIALOG or VIALOG Merger Subsidiary that has not been cured, or if any representation or warranty of VIALOG or VIALOG Merger Subsidiary shall have become untrue in any material respect, in either case such that such breach or untruth is incapable of being cured by the Effective Date or will prevent or delay consummation of the Merger by or beyond the Termination Date, or

                 (ii) in the event the Public Offering is not a firm commitment in the manner and upon the terms described in
                        Section 5.10.

          (d)  by VIALOG:

                 (i) if the Merger and the Transactions fail to receive the approval required by Applicable Law, by vote (or to the extent permitted by Applicable Law, by consent) of the Stockholders, or if any Stockholder entitled to vote (or entitled to appraisal rights) with respect to the Merger dissents from the Merger and the Transactions,

                 (ii) if it shall determine in its reasonable discretion that the Merger or the Transactions has or have become inadvisable or impracticable by reason of the threat by any Authority, or any other Person of material Legal Action or proceedings against either or both of the Company and VIALOG (or VIALOG Merger Subsidiary, or a Subsidiary of any of them), it being understood and agreed that a written request by governmental authorities for information with respect to the Transactions, which information could be used in connection with such Legal Action or proceedings, may be deemed by VIALOG to be a threat of material Legal Action or proceedings,

                 (iii) if arrangements reasonably satisfactory to VIALOG cannot be made for (A) the assumption by the Surviving Corporation substantially on the terms and conditions in effect as of the date of this Agreement, or for the prepayment without premium, of all outstanding Indebtedness of the Company for borrowed money, or (B) the Public Offering,

                 (iv) if the business, assets, prospects, management, condition (financial or other) or results of operation of the Company or the Company and its Subsidiaries taken as a whole shall have been Adversely Affected, whether by reason of changes or developments in the economy or industry generally or operations in the ordinary course of business or otherwise,

                 (v) if the Company shall not have received, without the imposition of any burdensome condition or material cost, all Governmental Authorizations and Private Authorizations, or if any Authority or other Person shall withdraw any such Governmental Authorizations or Private Authorizations,

                 (vi) if the terms of this Agreement shall not have been approved by the Underwriter,

                 (vii) if the Company shall have suffered any material damage, destruction or loss (whether or not covered by insurance) or any material acquisition or taking of property by any Authority, or if it or any of its Subsidiaries shall have suffered a material work stoppage, or

                 (viii) in the event of a material breach of this Agreement by the Company or the Principal Stockholder that has not been cured, or if any representation or warranty of the Company or the Principal Stockholder shall have become untrue in any material respect, so that such breach or untruth is incapable of being substantially cured by the Effective Date or will prevent or delay consummation of the Merger by or beyond the Termination Date, or if any condition to VIALOG's obligation to close under this Agreement shall not have been satisfied.

          (e) by VIALOG if (i) the Board of Directors of the Company shall withdraw, modify or change its recommendation so that it is not in favor of this Agreement, the Merger or the Transactions, or shall have resolved to do any of the foregoing (it being agreed and understood that nothing in this clause (i) obliges the Company to effect the Merger if the conditions set forth in Section
7.1 and Section 7.3 are not satisfied or limits the rights of the Company to consent to terminate this Agreement pursuant to Section 8.1(a) or to terminate the Agreement pursuant to Section 8.1(b) or Section 8.1(c)), (ii) the Board of Directors of the Company shall have recommended or resolved to recommend to the Stockholders an Other Transaction, (iii) the Company, the Board of Directors of the Company or the Principal Stockholder shall have taken any action in contravention of Sections 6.6 or 6.13 or (iv) the Principal Stockholder shall fail to vote to approve and adopt this Agreement, the Merger and the Transactions.

   8.2  Effect of Termination. Except as provided in Sections 2.2(a), 2.2(d),
        ---------------------
6.1(b), 6.1(c), 6.9 and 8.5, in the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, there shall be no liability on the part of any Party, or any of their respective officers or directors, to the other and all rights and obligations of any Party shall cease; provided, however, that such termination will not relieve any Party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

   8.3   Amendment. This Agreement may be amended by the Parties by action taken
         ---------
by or on behalf of their respective Boards of Directors and by the Principal Stockholder at any time prior to the Effective Time; provided, however, that, after approval of this Agreement and the Merger by the Stockholders, no amendment, which under Applicable Law may not be made without the approval of the Stockholders, may be made without such approval. This Agreement may not be amended to impose any additional material obligation on a Party or to burden or limit a material right of such Party except by an agreement in writing signed by the Party so affected.

   8.4   Waiver. At any time prior to the Effective Time, except to the extent
         ------
Applicable Law does not permit, either VIALOG or VIALOG Merger Subsidiary and the Company may (a) extend the time for the performance of any of the obligations or other acts of the other, subject, however, to the terms and conditions of Section 8.1, (b) waive any inaccuracies in the representations and warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance by the other with any of the agreements, covenants or conditions contained in this Agreement. Any such extension or waiver shall be valid only if set forth in an agreement in writing signed by the Party or Parties to be bound thereby.

   8.5   Fees, Expenses and Other Payments. If this Agreement is terminated,
         ---------------------------------
then all costs and expenses incurred by the Parties in connection with this Agreement, the Merger and the Transactions and in connection with compliance with Applicable Law and Contractual Obligations as a consequence hereof and thereof, including fees and disbursements of counsel, financial advisors and accountants, will be borne solely and entirely by the Party which has incurred such costs and expenses (with respect to such Party, its "Expenses"). VIALOG acknowledges and agrees that the Company has disclosed that it is obligated and will become further obligated for Expenses (including fees and expenses of its counsel, its independent accountants, and its financial advisor) incurred by it in connection with this Agreement, the Merger and the Transactions. It is understood and agreed that certain of such Expenses may be paid by the Company prior to the execution of this Agreement, and VIALOG agrees to refrain from taking any action which would prevent or delay the payment of reasonable Expenses by the Company. Any Expenses incurred and not paid will constitute liabilities of the Company. VIALOG agrees to take all action necessary to cause the Surviving Corporation to pay promptly any of the foregoing reasonable Expenses incurred, but not paid, by the Company prior to the Effective Time.

   8.6   Effect of Investigation. The right of any Party to terminate this
         -----------------------
Agreement pursuant to Section 8.1 will remain operative and in full force and effect regardless of any investigation made by or on behalf of any Party, any Person controlling any such Party or any of their respective Representatives whether prior to or after the execution of this Agreement.

                                    ARTICLE
                                       9
                       FEDERAL SECURITIES ACT AND OTHER
                         RESTRICTIONS ON VIALOG STOCK


   9.1   Shares not Registered. The Principal Stockholder acknowledges that the
         ---------------------
shares of VIALOG Stock to be delivered to Stockholders pursuant to this Agreement have not and will not be registered under the Securities Act (except pursuant to the Registration Rights Agreement) and may not be resold except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration. The Principal Stockholder represents and warrants that the VIALOG Stock to be acquired by the Stockholders pursuant to this Agreement is being acquired solely for its own account, for investment purposes only and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution.

   9.2   Economic Risk; Sophistication. The Principal Stockholder represents and
         -----------------------------
warrants that the Principal Stockholder and the other Stockholders are able to bear the economic risk of an investment in the VIALOG Stock acquired pursuant to this Agreement and can afford to sustain a total loss on such investment and have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the proposed investment and therefore have the capacity to protect their own interests in connection with the acquisition of the VIALOG Stock. The Principal Stockholder acknowledges that prior to the Merger Closing VIALOG will have furnished a copy of the Prospectus to the Stockholders and at the Merger Closing the Stockholders will be required to confirm that VIALOG has responded to due diligence and information requests made on behalf of the Company similar in extent and scope to the due diligence requests made to the Company by VIALOG. The Principal Stockholder will at that time confirm that the Principal Stockholder has had an adequate opportunity to ask questions and receive answers from the officers of VIALOG (and, in the case of the other Stockholders, to ask questions and receive answers from the Principal Stockholder) concerning any and all matters relating to this Agreement, the Merger, the Transactions, or Other Participating Companies, the Participating Agreements and the Registration Statement, and have read and understood the matters described in the copies of the Registration Statement provided to them including, without limitation, the background and experience of the officers and directors of VIALOG, the plans for the operations of the business of VIALOG, the potential dilutive effects of the Public Offering and future acquisitions and projected uses of the proceeds of the Public Offering. The Principal Stockholder will confirm at the Merger Closing that the Principal Stockholder has asked any and all questions in the nature described in the preceding sentence or otherwise of interest in connection with the exchange of VIALOG Stock for Shares as provided in this Agreement, and all questions have been answered to the Principal Stockholder's satisfaction.

   9.3   Restrictions on Resale; Legends. The Principal Stockholder agrees, and
         -------------------------------
the Company will use commercially reasonable efforts to cause each other Stockholder to agree, not to offer, sell, assign, exchange, transfer, encumber, pledge, distribute or otherwise dispose of the VIALOG Stock to be acquired by them pursuant to this Agreement except after full compliance with all of the applicable provisions of the Securities Act and applicable state securities Laws, and any attempt by a Stockholder to do so will be treated as ineffective for all purposes. The certificates of VIALOG Stock issued pursuant to Section 2.1(a) of this Agreement will bear the following legend substantially as set forth:

                  THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED OR OTHERWISE DISPOSED OF WITHOUT (1) REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE LAW, OR (2) AN OPINION (SATISFACTORY TO VIALOG) OF COUNSEL (SATISFACTORY TO VIALOG) THAT REGISTRATION IS NOT REQUIRED.


                                    ARTICLE
                                      10
                                INDEMNIFICATION


           10.1   Indemnification.
                  ---------------

                  (a) Except as provided in Section 11.1, the Principal Stockholder agrees to make whole, indemnify and hold VIALOG, VIALOG Merger Subsidiary, the Surviving Corporation, the Underwriters and their respective Affiliates, agents, successors and assigns (collectively, the "VIALOG Indemnified Parties") harmless as a result of, from or against:

                       (i) any and all Claims of the VIALOG Indemnified Parties or other Persons based upon, attributable to or resulting from any material inaccuracy in or material breach of any representation or warranty on the part of any one or more of the Company or the Stockholders under this Agreement or any Collateral Document;

                       (ii) any and all Claims of the VIALOG Indemnified Parties or other Persons based upon, attributable to or resulting from the material breach of any covenant or other agreement on the part of any one or more of the Company or the Stockholders under this Agreement or any Collateral Document;

                       (iii) any and all Claims and/or Taxes incurred by the VIALOG Indemnified Parties or other Persons with respect to each tax year in which the Company is not treated as an S corporation because distributions made by the Company caused it to violate the single class of stock rule of IRC Section 1361(b)(1)(D) and Treasury Regulation 1.1361-1(1); and

                       (iv) any and all other material Claims of the VIALOG Indemnified Parties or other Persons incident to the foregoing or to the enforcement of this Section.

                  (b) Except as provided in Section 11.1, VIALOG agrees to make whole, indemnify and hold the Principal Stockholder (and each Stockholder that delivers the agreements contemplated by Section 6.4) and their respective Affiliates, agents, heirs, successors and assigns (collectively, the "Company Indemnified Parties") harmless as a result of, from or against:

                       (i) any and all Claims of the Company Indemnified Parties or other Persons based upon, attributable to or resulting from any material inaccuracy in or material breach of any representation or warranty on the part of VIALOG or VIALOG Merger Subsidiary under this Agreement or any Collateral Document;

                       (ii) any and all Claims of the Company Indemnified Parties or other Persons based upon, attributable to or resulting from the material breach of any covenant or other agreement on the part of VIALOG or VIALOG Merger Subsidiary; and

                       (iii) any and all other material Claims of the Company Indemnified Parties or other Persons incident to the foregoing or to the enforcement of this Section.

                  (c) Except in connection with claims pursuant to Section 10.1(a)(iii), no Principal Stockholder will be required to pay to the VIALOG Indemnified Parties an aggregate amount in excess of an amount equal to the cash received by such Stockholder as the cash portion of the Exchange Merger Consideration pursuant to Sections 2.1(a) and 2.4, cash received by such Stockholder pursuant to Section 2.1(d) plus, with respect to shares of VIALOG Stock issued to such Stockholder as the stock portion of the Exchange Merger Consideration pursuant to Section 2.1(a) and Section 2.4, the Indemnity Value thereof. VIALOG will not be required to pay any Company Indemnified Party an aggregate amount in excess of the Indemnity Value of the shares of VIALOG Stock issued to such Company Indemnified Party plus the amount of cash delivered to such Company Indemnified Party pursuant to Section 2.1(a), Section 2.1(d) and
Section 2.4. No Claim for indemnification may be commenced beyond the period applicable to such Claim set forth in Section 11.1.

                  (d) Notwithstanding the foregoing, no Principal Stockholder will be required to pay any amount for indemnification to the VIALOG Indemnified Parties except to the extent that (i) the claim is in connection with the matters set forth in Section 10.1(a)(iii); or (ii) the aggregate amount of Claims under this Section 10.1 asserted collectively against the Principal Stockholder exceeds the greater of $100,000 or one quarter of one percent (.0025%) of the sum of (A) the product of (x) the aggregate number or shares of VIALOG Stock into which the Shares of the

Stockholders will be converted as set forth in Sections 2.1(a) and 2.4 and (y) the Offering Price, plus (B) the total amount of cash paid to all Stockholders pursuant to Sections 2.1(a), 2.1(d) and 2.4.

            10.2  Procedures Concerning Claims by Third Parties; Payment of
                  ---------------------------------------------------------
Damages; etc.
------------

                  (a) If any Legal Action is instituted or asserted by any person other than such indemnified party in respect of which payment may be sought hereunder, the indemnified party will reasonably and promptly cause written notice of the assertion of any Legal Action of which it has knowledge which is covered by the indemnities under Section 10.1 to be forwarded to the indemnifying party. In such event, the indemnifying party will have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Legal Action which related to any Claims instituted or asserted by any Person other than such indemnified party and indemnified against hereunder; provided, however, that no settlement thereof will be made without the prior written consent of the indemnified party, which consent will not be unreasonably withheld, conditioned or delayed. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Legal Action which related to any such Claims, it will within thirty
(30) days of receipt of said notice (or sooner, if the nature of the Legal Action so requires) notify in writing the indemnified party of its intent to do so. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Legal Action which relates to any such Claims, fails to notify the indemnified party of its election as herein provided or contests its obligation to indemnify the indemnified party for such Claims under this Agreement, the indemnified party may defend against, negotiate, settle or otherwise deal with such Legal Action. If the indemnified party defends any Legal Action, then the indemnifying party will reimburse the indemnified party for reasonable Claims incurred in defending such Legal Action upon a final determination that the indemnified party was entitled to indemnity hereunder. Neither the indemnifying party nor the indemnified party may settle any Legal Action without the prior written consent of the other party, which consent will not be unreasonably withheld, conditioned or delayed. If the indemnifying party will assume the defense of any Legal Action instituted or asserted by any Person other than an indemnified party, the indemnified party may participate, at such party's own expense, in the defense of such Legal Action.

                  (b) After any final judgment or award will have been rendered by a court, arbitration board (which may be engaged upon the consent of each of the indemnifying party and the indemnified parties) or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement will have been consummated, or the indemnified party and the indemnifying party will have arrived at a mutually binding agreement with respect to a Legal Action hereunder, the indemnifying party will pay all of the sums due and owing to the indemnified party by wire transfer of immediately available funds, or by delivery of shares of VIALOG Stock, as permitted pursuant to the definition of Indemnity Value in Article 12, within five business days after the date of notice of such judgment or award conditioned, however, on the indemnifying party having been finally determined by the parties' agreement or by final court or arbitration that the indemnifying party is obligated hereunder to make said payment and subject to the provisions of this Article 10.

                  (c) The failure of the indemnified party to give reasonably prompt notice of any Legal Action instituted or asserted by any Person other than such indemnified party and indemnified against hereunder will not release, waive or otherwise affect the indemnifying party's obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual loss or material prejudice as a result of such failure.

                  (d) No legal action to enforce a Claim for indemnity will be stayed or dismissed for failure to join one or more indemnifying parties or to permit an indemnifying party to cross-claim against another indemnifying party, nor will the failure to join as indemnifying party be deemed grounds for preventing a separate or subsequent Legal Action to enforce a Claim for indemnification against such party, each such Legal Action being deemed a separate and independent Claim for indemnification. A Legal Action to enforce a Claim for indemnity may be instituted in the Commonwealth of Massachusetts, or the jurisdiction to which each Party consents, or any other state having jurisdiction with respect thereto.


                                    ARTICLE
                                      11
                              GENERAL PROVISIONS


           11.1   Effectiveness of Representations; etc.
                  -------------------------------------

                  (a) Regardless of any investigation made by or on behalf of any other party hereto, any Person controlling such party or any of their respective Representatives whether prior to or after the execution and consummation of this Agreement, the representations, warranties, covenants and agreements contained in Article 3, Article 4 and Article 5 will survive the Merger and remain operative and in full force and effect as follows:

                       (i) Section 3.11, Section 3.12 and Section 3.21 until sixty (60) days after the applicable statute of limitations, as the same may be extended from time to time, has terminated;

                       (ii) Section 3.23, until the sixth anniversary date of this Agreement; and

                       (iii) all other Sections, until VIALOG (or its successor) files an annual report pursuant to the requirements of the Securities Exchange Act of 1934, as amended, as prescribed thereunder on Form 10-K covering at least two full fiscal years of operations by VIALOG, but in no event more than thirty months after the Public Offering Closing Date (the "Second Annual Filing Date").

                  (b) Except as set forth in Section 8.2, and except for the representations, warranties, covenants and agreements contained in Article 3,
Article 4 and Article 5, the representations, warranties, covenants and agreements of each Party will survive and remain operative and in full force and effect, regardless of any investigation made by or on behalf of any other Party, any Person controlling any such Party or any of their respective Representatives whether prior to or after the execution and consummation of this Agreement.

         11.2     Notices. All notices and other communications given or made
                  -------
pursuant to this Agreement will be in writing and will be deemed to have been duly given or made as of the date delivered or transmitted, and will be effective upon receipt, if delivered personally, mailed by certified mail (postage prepaid, return receipt requested) to the Parties at the following addresses or sent by electronic transmission to the fax number specified below:

                  (a)  If to VIALOG or VIALOG Merger Subsidiary:

                             VIALOG Corporation
                             Attention: Glenn Bolduc, President
                             46 Manning Road
                             Billerica, MA 01821
                             Fax:  (508) 667-1944

                       with a copy to:

                             Mirick, O'Connell, DeMallie & Lougee, LLP
                             Attention:  David L. Lougee, Esq.
                             1700 Bank of Boston Tower
                             Worcester, MA 01608
                             Fax: (508) 752-7305

                  (b)  If to the Company:

                             Kendall Square Teleconferencing, Inc.
                             Attention:  Courtney Snyder, President
                             One Kendall Square
                             Cambridge, MA
                             Fax:  800-252-0644

                       with a copy to:

                             William R. Rodgers, Esq.
                             Tarlow, Breed, Hart, Murphy & Rodgers, P.C.
                             21 Custom House Street
                             8th Floor
                             Boston, MA  02110-3525
                             Fax:  617-261-7673

         Any address for notice as herein above provided may be changed by the party or person for whom the change is made by giving notice of said change in the manner provided in this Section.

         11.3     Headings.  The headings contained in this Agreement are for
                  --------
reference purposes only and will not affect in any way the meaning and interpretation of this Agreement.

         11.4     Severability. If any term or other provision of this Agreement
                  ------------
is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner Adverse to any Party. Upon such determination that any term or other provisions is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

         11.5     Entire Agreement. This Agreement (together with the Disclosure
                  ----------------
Schedule, the Confidentiality Agreement and the other Collateral Documents delivered in connection herewith), constitutes the entire agreement of the Parties and supersedes all prior agreements (other than the Confidentiality Agreement) and undertakings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof.

         11.6     Assignment. This Agreement may not be assigned by operation of
                  ----------
law or otherwise and any purported assignment will be null and void, provided that VIALOG may cause a wholly owned Subsidiary of VIALOG or Holding Company to be substituted for VIALOG or VIALOG Merger Subsidiary as the party to the Merger and may, in addition, assign the other rights, but not its obligations, including, without limitation, its obligation for payment of the Aggregate Merger Consideration, under this Agreement to such Subsidiary or Holding Company.

         11.7     Parties in Interest. This Agreement will be binding upon and
                  -------------------
inure solely to the benefit of each Party, and nothing in this Agreement, express or implied (other than the provisions of Section 6.7, which provisions are intended to benefit and may be enforced by the beneficiaries thereof), is intended to or will confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         11.8     Governing Law. Except to the extent that Delaware Law may be
                  -------------
applicable to the Merger, this Agreement will be governed by, and construed in accordance with, the substantive laws of the Commonwealth of Massachusetts governing contracts made and to be performed in such jurisdiction, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

         11.9     Enforcement of the Agreement. Each Party recognizes and agrees
                  ----------------------------
that each other Party's remedy at law for any breach of the provisions of this Agreement would be inadequate and agrees that for breach of such provisions, such Party will, in addition to such other remedies as may be available to it at law or in equity or as provided in this Agreement, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by Applicable Law. Each party hereby waives any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief. Nothing herein contained will be construed as prohibiting a Party from pursuing any other remedies available to such Party for any breach or threatened breach hereof or failure to take or refrain from any action as required hereunder to consummate the Merger and carry out the Transactions.

         11.10    Counterparts. This Agreement may be executed in one or more
                  ------------
counterparts, and by the different Parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

         11.11    Disclosure Supplements. From time to time prior to the Public
                  ----------------------
Offering Closing Date, the Company will promptly supplement or amend the Disclosure Schedule delivered in connection with this Agreement, with respect to any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or which is necessary to correct any information in such Disclosure Schedule which has been rendered inaccurate thereby; provided, however, that no supplement or amendment to the Disclosure Schedule that constitutes or reflects a Material Adverse Change to the Company may be made without the prior written consent of VIALOG.


                                    ARTICLE
                                      12
                                  DEFINITIONS


         As used in this Agreement, unless the context otherwise requires, the following terms (or any variant in the form thereof) have the following respective meanings. Terms defined in the singular will have a comparable meaning when used in the plural, and vice versa, and the reference to any gender will be deemed to include all genders. Any reference to any statutory or regulatory provision will be deemed to be a reference to any successor statutory or regulatory provision. Unless otherwise defined or the context otherwise clearly requires, terms for which meanings are provided in this Agreement will have such meanings when used in the Disclosure Schedule and each Collateral Document, notice, certificate, communication, opinion, or other document executed or required to be executed pursuant hereto or thereto or otherwise delivered, from time to time, pursuant hereto or thereto.

         Accountants means KPMG Peat Marwick, LLP.

         Adverse, Adversely, when used alone or in conjunction with other terms (including without limitation "Affect," "Change" and "Effect") means, with respect to the Company or any of its Subsidiaries, VIALOG or VIALOG Merger Subsidiary, as the case may be, any Event which could reasonably be expected to (a) adversely affect the validity or enforceability of this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto, or (b) adversely affect the business, operations, management, properties or the condition, (financial or other), or results of operation of the Company or the Company and its Subsidiaries taken as a whole, VIALOG or VIALOG Merger Subsidiary, as the case may be, or (c) impair the Company's, VIALOG's or VIALOG Merger Subsidiary's ability to fulfill its obligations under the terms of this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto, or (d) adversely affect the aggregate rights and remedies of VIALOG or the Company under this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto, in all cases, unless otherwise specifically set forth, in a material respect or manner or to a material degree.

         Affiliate or Affiliated means, with respect to any Person, (a) any other Person at the time directly or indirectly controlling, controlled by or under direct or indirect common control with such Person, (b) any other Person of which such Person at the time owns, or has the right to acquire, directly or indirectly, twenty percent (20%) or more of any class of the capital stock or beneficial interest, (c) any other Person which at the time owns, or has the right to acquire, directly or indirectly, twenty percent (20%) or more of any class of the capital stock or beneficial interest of such Person, (d) any executive officer or director of such Person, (e) with respect to any partnership, joint venture or similar Entity, any general partner thereof, and
(f) when used with respect to an individual, will include any member of such individual's immediate family or a family trust.

         Aggregate Equity means such number of shares of Company Stock as shall equal the aggregate of (a) the Shares, and (b) all shares of Company Stock otherwise issuable based upon the affirmative election to exercise or convert outstanding Option Securities and/or Convertible Securities pursuant to Section 2.4.

         Aggregate Merger Consideration will have the meaning given to it in
Section 2.1(a).

         Aggregate Cash Merger Consideration will have the meaning given to it in Section 2.1(a).

         Aggregate Stock Merger Consideration will have the meaning given to it in Section 2.1(a).

         Agreement means this Agreement as originally in effect, including unless the context otherwise specifically requires, all schedules, including the Disclosure Schedule and exhibits to this Agreement, and as the same may from time to time be supplemented, amended, modified or restated in the manner herein or therein provided.

         Applicable Law means any Law of any Authority, whether domestic or foreign, including without limitation all federal and state securities laws and Environmental Laws, to or by which a Person or to any of its business or operations is subject or any of its property or assets is bound.

         Authority means any governmental or quasi-governmental authority, whether administrative, executive, judicial, legislative or other, or any combination thereof, including without limitation any federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, authority, board, body, branch, bureau, central bank or comparable agency or Entity, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other Entity of any of the foregoing, whether domestic or foreign.

         BCA will have the meaning given to it in the Preamble.

         Benefit Arrangement means any material benefit arrangement that is not a Plan, including (a) any employment or consulting agreement, (b) any arrangement providing for insurance coverage or workers' compensation benefits,
(c) any incentive bonus or deferred bonus arrangement, (d) any arrangement providing termination allowance, severance or similar benefits, (e) any equity compensation plan, (f) any deferred compensation plan, and (g) any compensation policy and practice.

         Cash Merger Consideration will have the meaning given to it in Section 2.1(a).

         Certificate will have the meaning given to it in Section 2.1(a).

         Claims means any and all debts, liabilities, obligations, losses, damages, deficiencies, assessments and penalties, together with all Legal Actions, pending or threatened, claims and judgments of whatever kind and nature relating thereto, and all reasonable fees, costs, expenses and disbursements (including without limitation attorneys' fees, costs and expenses) relating to any of the foregoing.

         COBRA means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Title I of ERISA.

         Code will have the meaning given to it in the Preamble.

         Collateral Document means any agreement, instrument, certificate, opinion, memorandum, schedule or other document delivered by a Party or a Stockholder pursuant to this Agreement or in connection with the Merger and the Transactions. For purposes of the representations, warranties, covenants and agreements of the Company and the Principal Stockholder, on the one hand, or VIALOG and VIALOG Merger Subsidiary on the other, under this Agreement and with respect to opinions to be delivered pursuant to this Agreement, except to the extent of a Party's actual knowledge, the Company and the Principal Stockholder or VIALOG and VIALOG Merger Subsidiary, as the case may be, assume no responsibility for the authority of or genuineness of signatures relating to the others as counterparts or their representations, warranties, covenants and agreements.

         Company will have the meaning given to it in the Preamble.

         Company Indemnified Parties will have the meaning given to it in
Section 10.1(b).

         The Company's knowledge (including the term "to the knowledge of the Company") means the knowledge, information or belief of any Company director, executive officer or the Principal Stockholder; and that such director, executive officer or Principal Stockholder, after reasonable investigation, will have reason to believe and will believe that the subject representation or warranty is true and accurate as stated.

         Company Stock will have the meaning given to it in Section 2.1(a).

         Confidentiality Letter will have the meaning given to it in Section 6.1(c).

         Contract or Contractual Obligation means any term, condition, provision, representation, warranty, agreement, covenant, undertaking, commitment, indemnity or other obligation set forth in the Organizational Documents of the obligee or which is outstanding or existing under any instrument, contract, lease or other contractual undertaking (including without limitation any instrument relating to or evidencing any Indebtedness) to which the obligee is a party or by which it or any of its business is subject or property or assets is bound.

         Control (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, or the disposition of such Person's assets or properties, whether through the ownership of stock, equity or other ownership, by contract, arrangement or understanding, or as trustee or executor, by contract or credit arrangement or otherwise.

         Convertible Securities means any evidences of indebtedness, shares of capital stock (other than common stock) or other securities directly or indirectly convertible into or exchangeable for Shares, whether or not the right to convert or exchange thereunder is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence or existence or non-existence of some other Event, or both.

         DBCL will have the meaning given to it in the Preamble.

         Disclosure Schedule means the disclosure schedules dated as of the date of this Agreement delivered by the Company to VIALOG and VIALOG to the Company.

         Distribution means, with respect to the Company or any of its
Subsidiaries: (a) the declaration or payment of any dividend (except dividends payable in common stock of the Company) on or in respect of any shares of any class of capital stock of the Company or any shares of capital stock of any Subsidiary owned by a Person other than the Company or a Subsidiary, (b) the purchase, redemption or other retirement of any shares of any class of capital stock of the Company or any shares of capital stock of any Subsidiary owned by a Person other than the Company or a Subsidiary, and (c) any other distribution on or in respect of any shares of any class of capital stock of the Company or any shares of capital stock of any Subsidiary owned by a Person other than the Company or a Subsidiary.

         Effective Date means the effective date of the Registration Statement and commencement of the Public Offering as authorized by the SEC.

         Effective Time will have the meaning given to it in Section 1.4.

         Employment Arrangement means, with respect to any Person, any employment, consulting, retainer, severance or similar contract, agreement, plan, arrangement or policy (exclusive of any which is terminable within thirty
(30) days without liability, penalty or payment of any kind by such Person or any Affiliate), or providing for severance, termination payments, insurance coverage (including any self-insured arrangements), workers compensation, disability benefits, life, health, medical dental or hospitalization benefits, supplemental unemployment benefits, vacation or sick leave benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock purchase or appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits, or any collective bargaining or other labor agreement, whether or not any of the foregoing is subject to the provisions of ERISA.

         Encumber means to suffer, accept, agree to or permit the imposition of a Lien.

         Entity means any corporation, firm, unincorporated organization, association, partnership, limited liability company, trust (inter vivos or testamentary), estate of a deceased, insane or incompetent individual, business trust, joint stock company, joint venture or other organization, entity or business, whether acting in an individual, fiduciary or other capacity, or any Authority.

         Environmental Laws means any Law relating to or otherwise imposing liability or standards of conduct concerning pollution or protection of the environment or occupational health and safety, including without limitation Laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials or other pollutants, contaminants, chemicals, noises, odors or industrial, toxic or hazardous substances, materials or wastes, whether as matter or energy, into the environment (including, without limitation, ambient air, surface water, ground water, mining or reclamation or mined land, land surface or subsurface strata) or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances, materials or wastes. Environmental Laws include the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), the Hazardous Material
                                              -- ---
Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation
                                           -- ---
and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), the Federal Water
                                                 -- ---
Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42
                                              -- ---
U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C.
                    -- ---
Section 2601 et seq.), the Occupational Safety and Health Act of 1970 (29 U.S.C.
             -- ---
Section 651 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7
            -- ---
U.S.C. Section 136 et seq.), and the Surface Mining Control and Reclamation Act
                   -- ---
of 1977 (30 U.S.C. Section 1201 et seq.), and any
                                -- ---
analogous future federal, or present or future state, local or foreign, Laws, and the rules and regulations promulgated thereunder all as from time to time in effect, and any reference to any statutory or regulatory provision will be deemed to be a reference to any successor statutory or regulatory provision.

         Environmental Permit means any Governmental Authorization required by or pursuant to any Environmental Law.

         Environmental Requirements means all applicable present and future Governmental Authorizations, Private Authorizations or other requirements (including without limitation those pertaining to reporting, licensing and permitting) relating to or required by or pursuant to any Environmental Law, including without limitation all requirements pertaining or relating to:

         (a) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of, or the remediation, emission, discharge or release into the air, surface water, groundwater or land of, Hazardous Materials;

         (b) the protection of the health and safety of employees or the public;

         (c)      the reclamation or restoration of land; and

         (d)      the ownership or operation of underground storage tanks.

         ERISA means the Employee Retirement Security Act of 1974, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision will be deemed to be a reference to any successor statutory or regulatory provision.

         ERISA Affiliate means any Person that is treated as a single employer with the Company or any of its Subsidiaries under Sections 414(b), (c), (m) or
(o) of the Code or Section 4001(b)(1) of ERISA.

         Event means the occurrence or existence of any act, action, activity, circumstance, condition, event, fact, failure to act, omission, incident or practice, or any set or combination of any of the foregoing.

         Exchange Agent will have the meaning given to it in Section 2.2(a).

         Exchange Fund will have the meaning given to it in Section 2.2(a).

         Exchange Merger Consideration will have the meaning given to it in
Section 2.1(a).

         Expenses will have the meaning set forth in Section 8.5.

         Final Determination (a) means with respect to federal Taxes, a "determination" as defined in Section 1313(a) of the Code or execution of an IRS Form 870AD and, with respect to Taxes other than federal Taxes, any final determination of liability in respect of a Tax which, under Applicable Law, is not subject to further appeal, review or modification through proceedings or otherwise, including without limitation the expiration of a statute of limitations or a period for the filing of claims for refunds, amended returns or appeals from adverse determinations; and (b) will include the payment of Tax by the Company or whichever Party is responsible for payment of such Tax under Applicable Law, with respect to any item disallowed or adjusted by a Taxing Authority, provided that the other party is notified of such payment and the party that is responsible for such Tax under this Agreement determines that no action should be taken to recoup such payment from such Taxing Authority.

         Financial Statements will have the meaning given to it in Section
3.2(a).

         GAAP means generally accepted accounting principles as in effect from time to time in the United States of America.

         Governmental Authorizations means all approvals, concessions, consents, franchises, licenses, permits, plans, registrations and other authorizations of each applicable Authority.

         Governmental Filings means all filings, including franchise and similar Tax filings, and the payment of all fees, assessments, interest and penalties associated with such filings, with each applicable Authority.

         Guaranty or Guaranteed means any agreement, undertaking or arrangement by which the Company or any of its Subsidiaries, VIALOG or VIALOG Merger Subsidiary, as the case may be, guarantees, endorses or otherwise becomes or is liable, directly or indirectly, upon any Indebtedness of any other Person including without limitation the payment of amounts drawn down by beneficiaries of letters of credit (other than by endorsements of negotiable instruments for deposit or collection in the ordinary course of business). The amount of the obligor's obligation under any Guaranty will be deemed to be the outstanding amount (or maximum permitted amount, if larger) of the Indebtedness directly or indirectly guaranteed thereby (subject to any limitation set forth therein).

         Hazardous Materials means any substance (in whatever state or matter):
(a) the presence of which requires investigation or remediation under any Environmental Law; (b) that is defined as a "hazardous waste", "hazardous material" or "hazardous substance" under any Environmental Law; (c) that is toxic, explosive, corrosive, pollutive, contaminating, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any Authority; (d) that contains or consists of petroleum or petroleum products, or (e) that contains or consists of PCBs, asbestos, or urea formaldehyde foam insulation.

         Holding Company means a corporation established by or on behalf of VIALOG into which VIALOG merges or assigns its rights and obligations hereunder if the Accountants so advise for purpose of a tax free incorporation of all parties provided the relative ownership rights of all parties remain the same.

         HSR Act means the Hart-Scott-Rodino Antitrust Improvement Act of 1976, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision will be deemed to be a reference to any successor statutory or regulatory provision.

         Indebtedness means, with respect to the Company or any of its Subsidiaries or VIALOG or VIALOG Merger Subsidiary, as the case may be, (a) all items, except items of capital stock or of surplus or of general contingency or deferred tax reserves or any minority interest in any Subsidiary to the extent such interest is treated as a liability with indeterminate term on the consolidated balance sheet of the Company or VIALOG, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of the Company or such Subsidiary or VIALOG or VIALOG Merger Subsidiary, (b) all obligations secured by any Lien to which any property or asset owned or held by the Company or any Subsidiary or VIALOG or any VIALOG Merger Subsidiary is subject, whether or not the obligation secured thereby will have been assumed, and (c) to the extent not otherwise included, all Contractual Obligations of the Company or any Subsidiary or VIALOG or any VIALOG Merger Subsidiary constituting capitalized leases and all obligations of the Company or any Subsidiary or VIALOG or any VIALOG Merger Subsidiary with respect to Leases constituting part of a sale and leaseback arrangement.

         Indemnity Value means with respect to each share of VIALOG Stock issued to a Stockholder pursuant to the Merger, the Offering Price. In satisfaction of a Claim under this Agreement for which a stockholder is liable to VIALOG, until the Second Annual Filing Date, and in lieu of all cash, such Stockholder may tender shares of VIALOG Stock valued at the Offering Price and cash in a ratio not exceeding fifty-one (51) to forty-nine (49), for all payments by such Stockholder, and after the Second Annual Filing Date, cash and shares of VIALOG Stock in such proportion as such Stockholder determines.

         Intangible Assets means all assets and property lacking physical properties the evidence of ownership of which must customarily be maintained by independent registration, documentation, certification, recordation or other means.

         Law means any (a) administrative, judicial, legislative or other action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ of any Authority, domestic of foreign; (b) the common law, or other legal or quasi-legal precedent; or (c) arbitrator's, mediator's or referee's award, decision, finding or recommendation; including, in each such case or instance, any interpretation, directive, guideline or request, whether or not having the force of law including, in all cases, without limitation any particular section, part or provision thereof.

         Lease means any lease of property, whether real, personal or mixed, and all amendments thereto.

         Legal Action means any litigation or legal or other actions, arbitrations, counterclaims, investigations, proceedings, requests for material information by or pursuant to the order of any Authority, or suits, at law or in arbitration, equity or admiralty commenced by any Person, whether or not purported to be brought on behalf of a party hereto affecting such party or any of such party's business, property or assets.

         Lien means any of the following: mortgage, lien (statutory or other); preference, priority or other security agreement, arrangement or interest; hypothecation, pledge or other deposit arrangement; assignment; charge; levy; executory seizure; attachment; garnishment; encumbrance (including any easement, exception, variance, reservation or limitation, right of way, zoning restriction, building to use restriction, and the like); conditional sale, title retention or other similar agreement, arrangement, device or restriction; preemptive or similar right; any financing lease involving substantially the same economic effect as any of the foregoing; the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction; restriction on sale, transfer, assignment, disposition or other alienation; or any option, equity, claim or right of or obligation to, any other Person, of whatever kind and character.

         Margin Rules means Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, 12 C.F.R., parts 207, 220, 221 and 224, as now in effect.

         Material or Materiality for the purposes of this Agreement, will, unless specifically stated to the contrary, be determined without regard to the fact that various provisions of this Agreement set forth specific dollar amounts.

         Material Agreement or Material Commitment means, with respect to the Company or any of its Subsidiaries, or VIALOG or VIALOG Merger Subsidiary any Contractual Obligation which (a) was not entered into in the ordinary course of business, (b) was entered into in the ordinary course of business which (i) involves the purchase, sale or lease of goods or materials or performance of services aggregating more than Twenty-Five Thousand Dollars ($25,000), (ii) extends for more than three (3) months, or (iii) is not terminable on thirty
(30) days or less notice without penalty or other payment, (c) involves Indebtedness for money borrowed in excess of One Hundred Thousand Dollars ($100,000), (d) is or otherwise constitutes a written agency, dealer, license, distributorship, sales representative or similar written agreement, or (e) would account for more than five percent (5%) of purchases or sales made by the Company and its Subsidiaries for the year ended December 31, 1996.

         Merger will have the meaning given to it in the Preamble.

         Merger Closing will have the meaning given to it in Section 1.3.

         Merger Consideration will have the meaning given to it in Section
2.1(a).

         Multiemployer Plan means a "multiemployer plan" within the meaning of
Section 4001(a)3 of ERISA.

         Net Shares will have the meaning given to it in Section 2.2(a).

         Offering Price means $11.50 per share of VIALOG Stock.

         Option Securities means all rights, options and warrants, all calls or commitments evidencing the right, to subscribe for, purchase or otherwise acquire Shares or Convertible Securities, whether or not the right to subscribe for, purchase or otherwise acquire is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence or the existence or non-existence of some other Event.

         Organizational Documents means, with respect to a Person which is a corporation, its charter, its by-laws, and all stockholder agreements, voting trusts and similar arrangements applicable to any of its capital stock, and, with respect to a Person which is a partnership, its agreement and certificate of partnership, any agreement among partners, and any management and similar agreements between the partnership and any general partners (or any Affiliate thereof).

         Other Participating Companies mean those companies or entities engaged in the teleconferencing business who execute agreements and plans of reorganization, stock purchase agreements or asset purchase agreements with VIALOG which agreements close contemporaneously with this Agreement.

         Other Transaction means a transaction or series of related transactions (other than the Merger) resulting in (a) any change in control of the Company,
(b) any merger or consolidation of the Company or any of its Subsidiaries, regardless of whether the Company or such Subsidiary is the surviving Entity,
(c) any tender offer or exchange offer for, or any acquisition of, any securities of the Company, or (d) any sale or other disposition of assets of the Company of any Subsidiary not otherwise permitted under Section 3.18.

         Participating Agreement will have the meaning given to it in the Preamble.

         Participating Companies will mean the Company and the Other Participating Companies.

         Participating Mergers means the mergers of each of the Other Participating Companies with a Subsidiary of VIALOG pursuant to a Participating Agreement.

         Participating Stockholders means the Persons receiving VIALOG Stock pursuant to the Participating Mergers.

         Party means any natural individual or any Entity that has executed this Agreement.

         PBGC means the Pension Benefit Guaranty Corporation and any Entity succeeding to any or all of its functions under ERISA.

         Person means any natural individual or any Entity.

         Plan means any "employee benefit plan" as defined in Section 3(3) of ERISA (whether or not terminated) which is (or was in the case of a frozen or terminated plan) maintained by the Company or any Subsidiary or VIALOG or VIALOG Merger Subsidiary, and with respect to which the Company, such Subsidiary or VIALOG or VIALOG Merger Subsidiary or, in the case of any such plan subject to Title IV of ERISA, an ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA, other than a Multiemployer Plan.

         Principal Stockholder will have the meaning given to it in the Preamble.

         Private Authorizations means all approvals, concessions, consents, franchises, licenses, permits, and other authorizations of all Persons (other than each Authority) including without limitation those with respect to patents, trademarks, service marks, trade names, copyrights, computer software programs, technology and know-how.

         Prospectus means the form of prospectus first filed by VIALOG in the Registration Statement, any preliminary prospectus and the prospectus filed pursuant to Rule 424(b) under the Securities Act and any supplements or amendments thereto filed with the SEC prior to the termination of the Public Offering.

         Public Offering will have the meaning given to it in the Preamble.

         Public Offering Closing Date means the date on which the Public Offering is closed.

         Registration Rights Agreement will have the meaning given to it in
Section 6.4.

         Registration Statement means the registration statement (including the Prospectus, exhibits, financial statements and schedules included therein), and all amendments thereof (including post-effective amendments and any registration statement filed under Rule 462(b) with respect to the Public Offering), filed under the Securities Act registering the shares of VIALOG Stock to be sold in the Public Offering in accordance with the terms and conditions of the Underwriting Agreement.

         Representatives of a Party means the officers, directors, employees, accountants, counsel, financial advisors, consultants and other representatives of such Party.

         SEC means the Securities and Exchange Commission of the United States or any successor Authority.

         Second Annual Filing Date will have the meaning given to it in Section 11.1(a)(iii).

         Securities Act means the Securities Act of 1933, and the rules and regulations of the Commission thereunder, all as from time to time in effect, or any successor law, rules or regulations.

         Shares will have the meaning given to it in Section 2.1(a).

         Special Meeting will have the meaning given to it in Section 1.2(a).

         Stock Merger Consideration will have the meaning given to it in Section 2.1(a).

         Stockholders means the Principal Stockholder and all other Persons entitled to Merger Consideration (or who would be entitled thereto but for their dissent from the Merger) pursuant to Sections 2.1(a) or (to the extent Persons holding Option Securities or Convertible Securities exercise their rights to acquire Shares prior to the Effective Time, from and after the time they acquire such Shares) Section 2.4.

         Subsidiary means, with respect to a Person, any Entity a majority of the capital stock ordinarily entitled to vote for the election of directors of which, or if no such voting stock is outstanding, a majority of the equity interests of which, is owned directly or indirectly, legally or beneficially, by such Person or any other Person controlled by such Person.

         Surviving Corporation will have the meaning given to it in Section 1.1.

         Tax (and "Taxable", which means subject to Tax), means with respect to the Company or any of its Subsidiaries or VIALOG or any VIALOG Merger Subsidiary, (a) all taxes (domestic or foreign), including without limitation any income (net, gross or other including recapture of any tax items such as investment tax credits), alternative or add-on minimum tax, gross income, gross receipts, gains, sales, use, leasing, lease, user, ad valorem, transfer, recording, franchise, profits, property (real or personal, tangible or intangible), fuel, license, withholding on amounts paid to or by the Company or any of its Subsidiaries, or VIALOG or any VIALOG Merger Subsidiary, payroll, employment, unemployment, social security, excise severance, stamp, occupation, premium, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, levies, assessments, charges, penalties, addition to tax or additional amount imposed by any Taxing Authority, (b) any joint or several liability of the Company or any of its Subsidiaries or VIALOG or any VIALOG Merger Subsidiary with any other Person for the payment of any amounts of the type described in (a), and (c) any liability of the Company or any of its Subsidiaries or VIALOG or any VIALOG Merger Subsidiary for the payment of any amounts of the type described in (a) as a result of any express or implied obligation to indemnify any other Person.

         Tax Claim means any Claim which relates to Taxes, including without limitation the representations and warranties set forth in Section 3.11.

         Tax Return or Returns means all returns, consolidated or otherwise (including without limitation information returns), required to be filed with any Authority with respect to Taxes.

         Taxing Authority means any Authority responsible for the imposition of any Tax.

         Termination Date means (a) March 15, 1997 unless on or prior to that date the Registration Statement is filed, in which case such date will automatically be extended to June 30, 1997, or (b) such date after March 15, 1997 as to which the parties agree.

         Transactions means the other transactions contemplated by this Agreement or the Merger or by any Collateral Document executed or required to be executed in connection herewith or therewith, but will not include the Participating Mergers, the registration of sale of VIALOG Stock pursuant to the Registration Statement or any credit facilities between VIALOG and any bank described in the Registration Statement.

         Transmittal Documents will have the meaning given to it in Section 2.2(b).

         Underwriter means any two of Smith Barney Inc., Salomon Brothers Inc, Donaldson, Lufkin & Jenrette Securities Corporation or comparable firm as lead underwriters and any other Person who executes the Underwriting Agreement as an underwriter of VIALOG Stock in the Public Offering.

         Underwriting Agreement means the firm commitment underwriting agreement between VIALOG and the Underwriter to be filed as an exhibit to the Registration Statement and to be executed on or about the Effective Date.

         VIALOG will have the meaning given to it in the Preamble.

         VIALOG Indemnified Parties will have the meaning given to it in Section 10.1(a).

         VIALOG Merger Subsidiary will have the meaning given to it in the Preamble.

         VIALOG Stock will have the meaning given to it in the Preamble.





                    [This space is intentionally left blank.]

         IN WITNESS WHEREOF, VIALOG, VIALOG Merger Subsidiary, the Company and the Principal Stockholder have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                    VIALOG CORPORATION


                                    By:   /s/ Glenn D. Bolduc
                                       ------------------------------------
                                          Name:  Glenn D. Bolduc
                                          Title: President

                                    KST ACQUISITION CORPORATION


                                    By:   /s/ Glenn D. Bolduc
                                       ------------------------------------
                                          Name:  Glenn D. Bolduc
                                          Title: President

                                    KENDALL SQUARE
                                    TELECONFERENCING, INC.


                                    By:   /s/ Courtney Snyder
                                       ------------------------------------
                                          Name:  Courtney Snyder
                                          Title: President

                                    PRINCIPAL STOCKHOLDER:


                                          /s/ Courtney Snyder
                                    ---------------------------------------
                                    Name: Courtney Snyder


                                          /s/ Paul Ballantine
                                    ---------------------------------------
                                    Name: Paul Ballantine


                                          /s/ John Hassett
                                    ---------------------------------------
                                    Name: John Hassett


                                          /s/ Dwight Grader
                                    ---------------------------------------
                                    Name: Dwight Grader

              THE FOLLOWING IS A SUMMARY OF INFORMATION PROVIDED
            IN THE DISCLOSURE SCHEDULE OF THE AMENDED AND RESTATED
         AGREEMENT AND PLAN OF REORGANIZATION.  THE REGISTRANT AGREES
            TO FURNISH SUPPLEMENTALY A COPY OF ANY OMITTED SCHEDULE
                        TO THE COMMISSION UPON REQUEST.
                        ------------------------------

                                Section 3.1(a)

      . Jurisdiction of Incorporation of the Company.

      . Jurisdictions where qualified to do business.

                                Section 3.1(c)

      . Exceptions to No Breach or Default, Etc., upon execution and delivery of the Agreement or any Collateral Document.

      . Exceptions to No Lien created or imposed upon execution and delivery of the Agreement or any Collateral Document.

      . Exceptions to No Governmental Authorization or Governmental Filing
        Required upon execution and delivery of the Agreement or any Collateral Document.

                                Section 3.1(d)

      . Subsidiaries of the Company, and Jurisdictions of incorporation and where qualified to do business.

      . Capital Stock of any Subsidiary.

      . Exceptions to Company's ownership of all Stock of any Subsidiary.

                                Section 3.2(a)

      . Financial Statements of the Company and any Subsidiary, prepared in accordance with GAAP.

                                Section 3.2(c)

      . The Company's ownership of other Entities.

                                  Section 3.3

      . Changes and condition of the Company and any Subsidiary, since the date of the most recent financial statements.

                                  Section 3.4

      . Exceptions to liabilities of the Company or any Subsidiary.

      . Any obligations or liabilities, past, present or deferred, or accrued or unaccrued, fixed, absolute, contingent or other, except as disclosed in the balance sheet of the Financial Statements, or notes thereto, and any obligations or liabilities, other than obligations and liabilities incurred in the ordinary course of business consistent with past practice of the Company and any Subsidiary, which will adversely affect the Company or any of the Company's Subsidiaries.

      . Guarantees or Primary or Secondary Liabilities of the Company or any Subsidiary (except as disclosed in Financial Statements).

                                Section 3.5(a)

      . Exceptions to No Liens with respect to all real property owned or leased, and to all other assets, tangible and intangible.

      . Financing Statements evidencing any Liens.

      . Impairments to valid leasehold interests.

                                Section 3.5(b)

      . Real estate owned or leased, and property leased by the Company and any Subsidiary.

      . Material Fixed Assets.

      . Title Retention Agreements.

                                Section 3.5(c)

      . Exceptions to compliance with title covenants and conditions and environmental laws.

      . Hazardous Materials used or stored by the Company or any Subsidiary.

                                  Section 3.6

      . Private Authorizations material to the Company or any Subsidiary.

                                Section 3.7(a)

      . Legal actions pending, finally adjudicated or settled on or before December 31, 1995.

                                Section 3.7(b)

      . Breaches, violations or defaults under Governmental Authorizations or any Applicable Law or under any requirement of any insurance carrier.

                                Section 3.8(a)

      . Governmental Authorizations and Intangible Assets upon which the conduct of business by the Company or any Subsidiary is dependent.

                                Section 3.8(b)

      . Description of Intangible Assets and Governmental Authorizations.

                                  Section 3.9

      . Contractual obligations or transactions between the Company or any of its Subsidiaries and any of its officers, directors, employees, stockholders, or any Affiliate of any thereof (other than reasonable compensation for services or out-of-pocket expenses reasonably incurred in support of the Company's business).

                                Section 3.10(a)

      . Insurance Policies maintained by the Company or any Subsidiary.

      . Insurance Carriers which have refused the Company or any Subsidiary insurance within the past five years.

                                Section 3.11(a)

      . Exceptions to taxation as a Subchapter C corporation.

      . Membership in a consolidated group for tax purposes.

                                Section 3.11(d)

      . Tax audits of the Company or any Subsidiary by the IRS or any notifications thereof.

                                Section 3.11(e)

      . Tax Sharing Agreement or Arrangement of the Company or any Subsidiary.

                                Section 3.11(f)

      . Consents concerning collapsible corporations under Section 341(f) of the Code.

      . Ownership changes within the meaning of Section 382(g) of the Code.

                                Section 3.12(a)

      . ERISA plans, including, inter alia, exceptions to compliance to
                                ----- ----
        applicable laws, notices from any authority questioning compliance, deficiencies, "prohibited transactions", any amounts of liability, termination proceedings, annual reports, or any membership in or contributions to multi-employer plans.

                                Section 3.12(c)

      . Basis of funding and current status of any past service liability with respect to each Employment Arrangement.

                                Section 3.15(a)

      . Authorized and outstanding Capital Stock of the Company.

      . Agreements by the Company or any Subsidiary to grant or issue any shares of its Capital Stock or any Option Security or Convertible Security.

      . Any agreement, put or commitment pursuant to which the Company or any Subsidiary is obligated to purchase, redeem or otherwise acquire any shares of Capital Stock or any Option Security or Convertible Security.

                                Section 3.15(b)

      . Stockholders.

      . Stock not held free and clear of all Liens.

      . Persons or groups of persons owning as much as 5% of the Company's outstanding Common Stock.

                                Section 3.16(a)

      . Employment Arrangements of the Company or any Subsidiary.

      . Collective bargaining agreements or pending grievances or labor disputes.

                                Section 3.16(b)

      . Accelerated payments or benefits, including parachute payments, that will be received as a result of the transactions contemplated by this Agreement.

                                Section 3.16(c)

      . Any unfavorable relationships with employees of the Company or any Subsidiary.

                                Section 3.17(a)

      . Material Agreements relating to the ownership or operation of the business and property of the Company or any Subsidiary presently held or used by the Company or any Subsidiary, or to which the Company or any Subsidiary is a party, or to which it or any of its property is subject or bound.

                                Section 3.17(b)

      . Exceptions to satisfaction or performance of Material Agreements by the Company or any Subsidiary.

                                Section 3.18(a)

      . Exceptions to operation of business in the ordinary course.

                                Section 3.18(b)

      . Distributions from end of most recent fiscal year to the date of this Agreement.

                                 Section 3.19

      . Banks, trust companies, savings and loan associations and brokerage firms in which the Company or any Subsidiary has an account or safe deposit box, and the names of all persons with access thereto.

                                 Section 3.20

      . Adverse restrictions which impairs the Company or any Subsidiary's ability to conduct its business or which could have any adverse effect on the Company or any Subsidiary.

                                 Section 3.22

      . Personal injury, warranty claims, etc., pending or threatened.

                                Section 3.23(a)

      . Environmental matters - compliance and Governmental Authorizations and
        Private Authorizations.

                                Section 3.23(b)

      . Any actual or expected spill, disposal, release, burial or placement of Hazardous Materials in the soil, air or water on any property or facility owned, leased, operated or occupied by the Company or any Subsidiary.

      . Notices or Liens arising under Environmental Law.

                                Section 3.23(c)

      . Above or underground tanks for the storage of Hazardous Materials.

                                Section 3.23(e)

      . Hazardous Materials used in the conduct of business of the Company or any Subsidiary.

      . Description and annual volume of Hazardous Materials used.

      . Years during which use occurred.

      . Persons to whom such Hazardous Materials were transferred and/or transported.

                                Section 3.23(f)

      . Hazardous Materials generated.

      . Annual volume.

      . Persons to whom such Hazardous Materials were transferred and/or transported.

                                Section 3.23(g)

      . Environmental site assessments.

                                 Section 3.31

      . Predecessor entities and entities from which, since December 31, 1991, the Company previously acquired material properties or assets.

                                  Section 4.4

      . Exceptions to good and merchantable title to Shares to be exchanged pursuant to this Agreement.

                                Section 4.5(a)

      . Conflicts with, breaches of, or defaults under any Contractual
        Obligation of Principal Stockholder resulting from the execution and delivery of this Agreement or any Collateral Document.

                                Section 4.5(b)

      . Liens created or imposed upon any property or asset of Principal
        Stockholder as a result of the execution and delivery of this Agreement or any Collateral Document.

                                Section 4.5(c)

      . Governmental Authorizations, Governmental Filing or Private
        Authorizations required as a result of the execution and delivery of this Agreement or any Collateral Document.

                                  Section 5.7

      . Authorized and outstanding capital stock of each of VIALOG and VIALOG
        Merger Subsidiary.

      . Options, warrant, calls, rights, commitments or any other agreements of any character obligating VIALOG or VIALOG Merger Subsidiary to issue any shares of VIALOG Stock or other shares of Capital Stock of VIALOG or VIALOG Merger Subsidiary, or any other securities convertible into or evidencing the right to subscribe for any such shares.

                                 Section 5.11

      . Provisions in other Participating Agreements of other Participating
        Companies not substantially identical in form and substance to the provisions contained in Articles 3 through 12 of this Agreement.

                                Section 6.5(b)

      . Business (other than business in the ordinary course) the Company will conduct without the written permission of VIALOG Corporation.

                                 Section 6.17

      . Distributions to Stockholders, employees and consultants contemplated to be made prior to the Merger Closing.

      . Liens to be discharged prior to the Merger Closing.

      . Certain liabilities for which the Company will indemnify VIALOG as of the Merger Closing.

                                Section 7.1(f)

      . Awards under Stock Option Plan.

                                Section 7.2(d)

      . Persons executing Non-Competition Agreements.

                                Section 7.2(n)

      . Form of Agreement releasing the Company and any Subsidiary from claims against them.

                                Section 7.2(q)

      . Leases and Contractual Obligations not satisfied and discharged as of the Public Offering Closing Date.

                                Section 7.2(s)

      . Employment Agreement between Principal Stockholder and VIALOG
        Corporation.

                                Section 7.2(t)

      . Individuals executing and delivering Employment Arrangements for VIALOG
        Corporation.